Exhibit 2.1

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.
EXECUTION VERSION
AMENDED AND RESTATED MUTUAL ASSET PURCHASE AND SALE
AGREEMENT
Dated as of May 20, 2011
Among
Delta Air Lines, Inc.,
US Airways, Inc.,
and
US Airways Group, Inc.

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

Section 1.01 Certain Defined Terms	1
Section 1.02 Interpretation	20

ARTICLE II

Purchase and Sale of the DCA Slots

Section 2.01 Purchase and Sale of the DCA Slots	21
Section 2.02 Excluded Delta Assets	21
Section 2.03 Reserved	21
Section 2.04 Excluded Delta Liabilities	22
Section 2.05 US Airways Purchase Price	22

ARTICLE III

Purchase and Sale of the US Airways Transferred Assets

Section 3.01 Purchase and Sale of the US Airways Transferred Assets	23
Section 3.02 Excluded US Airways Assets	24
Section 3.03 Assumed US Airways Liabilities	24
Section 3.04 Excluded US Airways Liabilities	25
Section 3.05 Delta Purchase Price	26
Section 3.06 Consent of Third Parties	27
Section 3.07 US Airways Credits and Prorations	27

ARTICLE IV

Closings

Section 4.01 Closings	32
Section 4.02 Deliveries by Delta	33
Section 4.03 Deliveries by US Airways	35
Section 4.04 Contemporaneous Effectiveness	37

ARTICLE V

Representations and Warranties of US Airways

Section 5.01 Organization, Standing and Power	37

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

i

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Page

ARTICLE X

Termination

Section 10.01 Prior to Closing Termination	81
Section 10.02 Effect of Termination	84

ARTICLE XI

General Provisions

Section 11.01 Amendment	85
Section 11.02 Extension; Waiver	85
Section 11.03 Notices	86
Section 11.04 Severability	87
Section 11.05 Counterparts	87
Section 11.06 Entire Agreement	87
Section 11.07 Governing Law; Jurisdiction	88
Section 11.08 Assignment	88
Section 11.09 Specific Enforcement	88
Section 11.10 Waiver of Jury Trial	88
Section 11.11 Bulk Transfer	89

ARTICLE XII

Guaranty

Section 12.01 US Airways Parent Guaranty	89

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibits†

Exhibit A	Reserved
Exhibit B	Reserved
Exhibit C	Form of Assignment and Assumption Agreement — Contract/Permit or Otherwise
Exhibit D	Form of Bill of Sale
Exhibit E-1	Form of DCA Initial Slot Lease
Exhibit E-2	Form of DCA Subsequent Slot Lease
Exhibit F	Transition Plan
Exhibit G	DCA Slots
Exhibit H	Purchase Price Allocation
Exhibit I	Reserved
Exhibit J-1	Form of LaGuardia Initial Slot Lease
Exhibit J-2	Form of LaGuardia Subsequent Slot Lease
Exhibit K	LaGuardia Slots
Exhibit L	Reserved
Exhibit M	Reserved
Exhibit N	Reserved
Exhibit O	Reserved
Exhibit P	Reserved
Exhibit Q	Reserved
Exhibit R	Jet Bridge Maintenance and Operability Testing Requirements
Exhibit S	Reserved
Exhibit T	Reserved
Exhibit U	Reserved
Exhibit V	Form of US Airways LaGuardia Facilities License
Exhibit W	Reserved
Exhibit X	Form of US Airways LaGuardia Facilities Sublease
Exhibit Y	Form of US Airways LaGuardia GSE Permit
Schedules†

Schedule 1.01-A	Assumed Bond Documents
Schedule 1.01-B	Bond Accounts
Schedule 1.01-C	Bond Documents
Schedule 1.01-D	Reserved
Schedule 1.01-E	East End Terminal Lease
Schedule 1.01-F	Existing GSE Facilities Permit
Schedule 1.01-G	Reserved
Schedule 1.01-H	Reserved
Schedule 1.01-I	Reserved
Schedule 1.01-J	Parking Permit #1
Schedule 1.01-K	Parking Permit #2
Schedule 1.01-L	Reserved

†	Issuer herby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

v

Schedule 1.01-M	Reserved
Schedule 1.01-N	Reserved
Schedule 1.01-O	Eastern Shuttle Documents
Schedule 1.01-P	Reserved
Schedule 1.01-Q	Shuttle Terminal Lease
Schedule 1.01-R	US Airways LaGuardia Contracts
Schedule 1.01-S	US Airways LaGuardia Permits
Schedule 1.01-T	US Airways LaGuardia Tangible Personal Property
Schedule 1.01-U	Requested Slot Times
Schedule 1.01-V	[*] Slots
Schedule 1.01-W	[*] Slots
Schedule 3.06	Third Party Consents
Schedule 7.01	Operation of the US Airways Transferred Assets
Schedule 7.02	Operation of the DCA Slots
Schedule 7.08(a)(iv)	Port Authority Items
US Airways Disclosure Schedules†
Delta Disclosure Schedules†

†	Issuer herby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

This AMENDED AND RESTATED MUTUAL ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of May 20, 2011 among Delta Air Lines, Inc., a Delaware corporation (“Delta”), US Airways, Inc., a Delaware corporation (“US Airways”), and US Airways Group, Inc., a Delaware corporation (“US Airways Parent”) (solely with respect to the matters set forth in the definition of “Excluded Transfer” in Section 1.01, Section 7.23 and Article XII) (each a “Party” and collectively “Parties”).
RECITALS
WHEREAS Delta and US Airways are each engaged in the operation of commercial passenger air transport businesses.
WHEREAS US Airways desires to purchase from Delta, and Delta desires to sell, assign, convey and deliver to US Airways, certain assets of Delta as more particularly set forth herein, upon the terms and subject to the conditions set forth herein.
WHEREAS Delta desires to purchase from US Airways, and US Airways desires to sell, assign, convey and deliver to Delta, certain assets of US Airways and US Airways desires to assign and transfer certain liabilities of US Airways and Delta desires to assume such liabilities, in each case, as more particularly set forth herein, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Certain Defined Terms. For purposes of this Agreement:
“[*]” [*].
“[*]” [*].
“Action” means any action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.
“Additional Allocated Amount” has the meaning set forth in Section 7.18(a).
“Additional US Airways Agreements” means, collectively, the Personal Property Security Interest and that certain Operating Agreement, by and between US Airways and the Port Authority, dated January 17, 1992.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Aggregate Bond Escrow Funds” has the meaning set forth in Section 7.18(a).
“Agreement” has the meaning set forth in the Recitals.
“Air Services Agreement” means the agreement between the Government of the United States of America and the Federative Republic of Brazil, authorizing the scheduled foreign air transportation of persons, property and mail between the United States of America, on the one hand, and Brazil on the other hand.
“Ancillary Documents” has the meaning set forth in Section 5.02.
“Assignment and Assumption Agreement” means (i) with respect to the Delta Port Authority Documents, one or more agreements the form of which shall be acceptable to the Port Authority, or (ii) with respect to any other Contract (excluding the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, and the US Airways LaGuardia Parking Permits), Permit, or other document required to be transferred pursuant to the terms of this Agreement, an assignment and assumption agreement substantially in the form attached hereto as Exhibit C.
“Assumed Bond Documents” means those certain documents set forth on Schedule 1.01-A attached hereto.
“Assumed Liabilities” means the Assumed US Airways Liabilities.
“Assumed US Airways Contracts” means the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Contracts, the US Airways LaGuardia Permits, the US Airways LaGuardia Parking Permits, and the Assumed Bond Documents.
“Assumed US Airways Liabilities” has the meaning set forth in Section 3.03.
“Bankruptcy Event” means any of the following events: (i) the passage of a resolution of the Board of Directors for the dissolution of a Person; (ii) a Person becoming the subject of (A) the entry of an order for relief by a Governmental Authority having jurisdiction in the premises judging such Person bankrupt or insolvent under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar Law, (B) the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator or examiner (or other similar official) of such Person or of substantially all of the property of such Person, (C) an order to wind up or liquidate the affairs of such Person, or (D) an involuntary bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar proceeding with respect to such Person that is unstayed or undismissed for a period of thirty (30) consecutive days; or (iii) any of (A) the commencement by a Person of a proceeding to be adjudicated a bankrupt or insolvent; (B) the consent by a Person to the institution of bankruptcy, insolvency or examination proceedings against it, (C) the filing or consent to the filing by a Person of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation, examination or other similar Law, (D) the consent or application by a Person to the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator, examiner (or other similar official) of a Person, as applicable, or of any substantial part of such Person’s property, or (E) the making by a Person of an assignment for the benefit of creditors.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Beneficial Ownership” has the meaning given such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended.
“Bill of Sale” means the bill of sale in substantially the form attached hereto as Exhibit D.
“Bond Accounts” means those certain funds or accounts related to the Bonds and set forth on Schedule 1.01-B attached hereto.
“Bond Documents” means those certain documents set forth on Schedule 1.01-C attached hereto.
“Bond Fund” has the meaning set forth in the East End Terminal Lease (as in effect on the date hereof).
“Bond Fund Closing Balance” has the meaning set forth in Section 7.18.
“Bond Obligations” means any and all obligations of US Airways with respect to the Bonds and/or the Bond Documents.
“Bond Repayment Date” has the meaning set forth in Section 7.18.
“Bonds” means those certain Special Project Bonds Series 2 issued by the Port Authority in the original principal amount of $202,075,000, the proceeds of which were used to finance a portion of the construction of the East End Terminal.
“Books and Records” means all books, ledgers, files, data, metadata, reports, plans, records, manuals and other materials, whether existing in hard copy or magnetic or electronic form, to the extent related to the Delta Transferred Assets or the US Airways Transferred Assets, but (i) to the extent the underlying information is provided, no data shall be required to be extracted and delivered from general abstracts or summaries prepared on an internal company basis and (ii) excluding any such items if any Law prohibits their transfer.
“Brazil Slot Coordinator” means the National Civil Aviation Agency of the Federative Republic of Brazil or any successor agency.
“Brazil Slot Regulations” shall mean the regulations promulgated under Brazil law, if any, relating to take-off and landing slots at any commercial airport in Brazil, including any successor provisions or regulations.
“Brazil Transfer Date” has the meaning set forth in Section 7.24.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Brazil Use Provisions” shall mean the applicable regulatory provisions promulgated under the laws of Brazil, if any, relating to usage requirements for GRU Slots and shall include any future statutory or regulatory amendments to such provisions or successor statutes or regulations, including any waivers of such requirements in effect from time to time.
“Brazilian Route Authorities” means the Delta Brazilian Route Authorities and the US Airways Brazilian Route Authorities.
“Burdensome Restriction” has the meaning set forth in Section 7.08.
“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, options, warrants, participation or other equivalents of or interest in (however designated) the equity of such Person, including any preferred stock.
“Citi Loan Agreement” means that certain Loan Agreement, dated as of March 23, 2007 among US Airways Group, Inc., as Borrower, certain subsidiaries of Borrower, Citicorp North America, Inc. as Administrative Agent, and the lenders from time to time party thereto, together with the applicable Collateral Documents (as defined therein), as each such agreement may be amended, modified, supplemented or replaced from time to time.
“Claims” means any and all claims, counterclaims, demands, damages, actions, causes of actions, and claims for relief of every kind and nature, known or unknown, existing, claimed to exist or which could be asserted in a lawsuit, either in law or in equity, whether direct or indirect (whether by assignment or otherwise), or arising under any Law, obligation, right, duty, or other requirement.
“Closing” has the meaning set forth in Section 4.01.
“Closing Date” has the meaning set forth in Section 4.01.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Contract” means any written agreement, contract, lease, sublease, or other occupancy agreement, obligation, promise, license, commitment instrument, undertaking, order, or other arrangement or warranty that is legally binding on a Party.
“DCA” means Ronald Reagan Washington National Airport located in Arlington, Virginia.
“DCA Initial Slot Lease” means that certain slot lease dated as of the Initial Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit E-1.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“DCA Initial Slots” means the sixty-eight (68) Slots at DCA to be transferred from Delta to US Airways at the Initial Closing pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit G attached hereto.
“DCA Slots” has the meaning set forth in Section 2.01(b).
“DCA Subsequent Slot Lease” means that certain slot lease dated as of the Subsequent Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit E-2.
“DCA Subsequent Slots” means the sixteen (16) Slots at DCA to be transferred from Delta to US Airways at the Subsequent Closing pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit G attached hereto.
“Debt Service Fund” has the meaning set forth in the East End Terminal Lease (as in effect on the date hereof).
“Delta” has the meaning set forth in the Recitals.
“[*] Slots” has the meaning set forth in Section 7.03.
“[*] Transfer” has the meaning set forth in Section 7.03.
“Delta Bond Escrow Funds” has the meaning set forth in Section 7.18.
“Delta Brazil Transfer” has the meaning set forth in Section 7.24.
“Delta Brazilian Route Authorities” means seven (7) unrestricted U.S.-Brazil frequencies allocated to Delta by DOT Order 2005-4-13 originally for Atlanta-Rio de Janeiro service, which are available under the U.S.-Brazil Air Transport Agreement and DOT Order 2004-6-25 for service on any U.S.-Brazil city-pair route.
“Delta Bylaws” means the Delta Air Lines, Inc. Bylaws, as amended.
“Delta Cap Amount” has the meaning set forth in Section 9.02.
“Delta Charter” means the Amended and Restated Certificate of Incorporation of Delta Air Lines, Inc., as amended.
“Delta Connection Carrier” means a regional airline that operates under a codeshare and service agreement with Delta pursuant to which it provides scheduled air transportation services under the flight designator codes of Delta and/or certain of its Affiliates.
“Delta DCA Call Notice” has the meaning set forth in Section 7.15.
“Delta DCA Call Period” has the meaning set forth in Section 7.15.
“Delta DCA Call Right” has the meaning set forth in Section 7.15.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“[*]” has the meaning set forth in Section 10.02.
“Delta Disclosure Schedule” has the meaning set forth in the introductory paragraph of Article VI.
“Delta Indemnified Persons” has the meaning set forth in Section 9.03.
“Delta Initial Purchase Price” has the meaning set forth in Section 3.05.
“Delta Investigation” has the meaning set forth in Section 7.04.
“Delta Lender Restriction” has the meaning set forth in Section 7.14.
“Delta Material Adverse Effect” means any state of facts, change, event, action, omission, loss or damage that individually or in the aggregate, has resulted in or would reasonably be expected to result in (a) a material adverse effect on the condition or the ability to operate or use the Delta Transferred Assets, in the aggregate; except in clause (a) above, any adverse effect arising out of, resulting from or attributable to (1) changes or conditions generally affecting the airline industry, other than changes or conditions related to regulations and legislation applicable to Slots, (2) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction (including increases in the price of fuel), (3) the execution and delivery of this Agreement or the public announcement or pendency of the Transaction or any of the other transactions contemplated by this Agreement with respect to the impact thereof on the relationships, contractual or otherwise, of Delta or any of its Affiliates with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Transaction or any of the other transactions contemplated by this Agreement, other than any impact with respect to regulations and legislation applicable to Slots, (4) any change, in and of itself, in the market price, credit rating or trading volume of Delta’s securities, (5) any change in GAAP (or authoritative interpretation thereof) and (6) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement; or (b) an impairment in any material respect on the ability of Delta to perform its obligations under this Agreement or any Ancillary Document to which it is or will be a party.
“Delta Offer” has the meaning set forth in Section 7.23.
“Delta Port Authority Documents” means, collectively, the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents.
“Delta Proration Payment” has the meaning set forth in Section 3.07(b)(i).
“Delta Purchase Right” has the meaning set forth in Section 7.23.
“Delta Recall Slots” has the meaning set forth in Section 7.15.
“Delta Reconciliation Notice” has the meaning set forth in Section 3.07.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Delta Required Consents” means those certain consents, approvals and waivers that Delta is required to secure in connection with the transactions contemplated herein, all as set forth on Schedule 6.04 attached hereto.
“Delta Subsequent Purchase Price” has the meaning set forth in Section 3.05.
“Delta Transferred Assets” means the DCA Slots, Delta Brazilian Route Authorities and the GRU Slots.
“DOJ” means the United States Department of Justice.
“DOT” means the United States Department of Transportation.
“East End Terminal” means the premises, facilities, improvements and fixtures, including the East End Terminal Leased Real Property, which are the subject of the East End Terminal Lease.
“East End Terminal Lease” means that certain Agreement of Lease, by and between US Airways, as successor-in-interest to Continental Airlines, Inc., for itself and as successor in interest to Eastern Air Lines, Inc., and the Port Authority, dated as of June 2, 1989, identified as AGA-#126, whereby the Port Authority leases the East End Terminal to US Airways, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-E attached hereto.
“East End Terminal Leased Real Property” means the Leased Real Property that is the subject of the East End Terminal Lease.
“Eastern Shuttle Documents” means the Contracts set forth on Schedule 1.01-O attached hereto.
“End Date” has the meaning set forth in Section 10.01.
“Excluded Delta Assets” has the meaning set forth in Section 2.02.
“Excluded Delta Liabilities” has the meaning set forth in Section 2.04.
“Excluded Transfer” means (i) any intra-LaGuardia trade of a [*] Slot in the ordinary course of US Airways’ business; or (ii) a bona fide pledge of a [*] Slot to one or more lenders to secure indebtedness of US Airways (or its successor) or an Affiliate of US Airways (or its successor) and applicable to US Airways or the foreclosure by one or more such lenders upon a [*] Slot that is subject to any such bona fide pledge; or (iii) a US Airways Change of Control; or (iv) Transfers between or among US Airways Parent (or its successor) or US Airways (or its successor) or their respective Subsidiaries whether pursuant to a corporate reorganization or otherwise; provided if such Subsidiary transferee ceases to be a Subsidiary of US Airways (or successor) or US Airways Parent (or successor), then US Airways Parent shall cause the [*] Slots to be transferred back to US Airways Parent (or successor thereto), US Airways (or its successor) or their respective Subsidiaries immediately prior to such Subsidiary transferee ceasing to be a Subsidiary; provided further that, at the time of any such Transfer, US Airways Parent (or its successor) holds, directly or indirectly, 100% of the Capital Stock of US Airways (or its successor) or the Subsidiary, as applicable; or (v) the arrangement existing on the date of this Agreement (or uninterrupted renewals thereof) [*].

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Excluded US Airways Assets” has the meaning set forth in Section 3.02.
“Excluded US Airways Liabilities” has the meaning set forth in Section 3.04.
“Exercise Notice” has the meaning set forth in Section 7.23.
“Existing GSE Facilities” means the premises, facilities, improvements and fixtures, including the Existing GSE Facilities Real Property, which are the subject of the Existing GSE Facilities Permit.
“Existing GSE Facilities Permit” means that certain Space Permit, US Airways, as successor-in-interest to USAir, Inc., as successor-in-interest to Continental Airlines, Inc., for itself and as successor-in-interest to Eastern Air Lines, Inc., identified as AGA-804 (formerly known as AGA-141), whereby the Port Authority grants permission to US Airways to use and occupy the Existing GSE Facilities, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-F attached hereto.
“Existing GSE Facilities Real Property” means the real property that is the subject of the Existing GSE Facilities Permit, including any improvements, structures, buildings, fixtures, and mechanical and utility systems related to such Existing GSE Facilities Permit.
“Existing US Airways Documents” means collectively, the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents.
“FAA” means the Federal Aviation Administration.
“FAA/DOT Order” has the meaning set forth in Section 10.01.
“Fair Market Value” means, with respect to the [*] Slots, the Delta Recall Slots, the US Airways Recall Slots or the [*] Slots, the price that could be obtained for such asset by a seller in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, and taking into account all available information including without limitation recent sales of similar Slots.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Approval” has the meaning set forth in Section 5.04.
“Governmental Authority” means any federal, state, local or foreign governmental, legislative, judicial, arbitral, administrative or regulatory authority, agency, airport authority, commission, body, court, association or entity, including without limitation the Port Authority.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“GRU” means Sao Paulo Guarulhos International Airport.
“GRU Slot Transfer” has the meaning set forth in Section 7.24.
“GRU Slots” means the authorization granted by the National Civil Aviation Agency of the Federative Republic of Brazil to Delta in accordance with applicable Law to use the airport infrastructure at GRU for the purpose of landing or take-off of one (1) daily arrival and one (1) daily departure to and from GRU during both IATA winter and summer season, which authorizations shall be at the time periods designated by Delta in its sole discretion within the following time periods: 0815 — 0910 or 1050 — 1140 (Arrival) and 2235 — 2325 or 0025 — 0055 (Departure) for the winter season and 0640 — 0720 or 0815 — 0950 (Arrival) and 2045 —2130, or 2225 — 2300 (Departure) for the summer season, provided that such time periods are in local times and will vary by one hour during Daylight Savings Time.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IATA” means the International Air Transport Association.
“IATA Season” has the meaning set forth in Section 7.03.
“Indemnification Claim Notice” has the meaning set forth in Section 9.04.
“Indemnified Party” has the meaning set forth in Section 9.04.
“Indemnifying Party” has the meaning set forth in Section 9.04.
“Independent Accountant” means a nationally recognized accounting firm, mutually acceptable to Delta and US Airways.
“Individual Threshold” has the meaning set forth in Section 9.02.
“Initial Closing” has the meaning set forth in Section 4.01.
“Initial Closing Date” has the meaning set forth in Section 4.01.
“Initial Transaction” means the purchase and sale of the DCA Initial Slots and the US Airways Initial Transferred Assets.
“JP Morgan Credit Agreement” means the Credit and Guaranty Agreement among Delta Air Lines, Inc., as borrower, the direct and indirect domestic subsidiaries of Delta party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the several banks and other financial institutions party thereto (the “Lenders”), the Lenders and the other agents and arrangers party thereto, together with the applicable Collateral Documents (as defined therein), each dated as of April 20, 2011, as each such agreement may be amended, modified, supplemented or replaced from time to time.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Knowledge” of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of any of such Person’s executive officers having primary responsibility for such matter, after due inquiry with individuals at the director level or above directly or indirectly reporting to such officer.
“LaGuardia” means LaGuardia Airport located in the Borough of Queens, New York City, New York.
“[*]” has the meaning set forth in Section 10.02.
“LaGuardia Initial Slot Lease” means that certain Slot Lease, dated as of the Initial Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit J-1.
“LaGuardia Initial Slots” means the two hundred twelve (212) Slots at LaGuardia to be transferred from US Airways to Delta at the Initial Closing pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit K attached hereto.
“LaGuardia Slots” means the LaGuardia Initial Slots and the LaGuardia Subsequent Slots.
“LaGuardia Subsequent Slot Lease” means that certain Slot Lease, dated as of the Subsequent Closing Date, by and between US Airways and Delta substantially in the form attached hereto as Exhibit J-2.
“LaGuardia Subsequent Slots” means the fifty-three (53) Slots at LaGuardia to be transferred from US Airways to Delta at the Subsequent Closing pursuant to the terms and conditions of this Agreement, as more fully described on Exhibit K attached hereto.
“Large Certificated Air Carrier” means United Air Lines, Inc., American Airlines, Inc. or Continental Airlines, Inc.
“Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, judgment, order, writ, injunction, ruling, decree or agency requirement or policy of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.
“Leased Real Property” means the real property that is the subject of the US Airways LaGuardia Leases, including any leasehold improvements, structures, buildings, fixtures, and mechanical and utility systems related to such US Airways LaGuardia Leases.
“Legal Expenses” means reasonable fees, costs and expenses incurred by any Person indemnified under this Agreement and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim entitled to indemnification hereunder. Without limitation of the foregoing, Legal Expenses includes all such fees, costs and expenses incurred by any Person indemnified under the Agreement and its counsel in enforcing its rights under Section 9.02 or Section 9.03 of this Agreement, as applicable.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Legal Restraints” has the meaning set forth in Section 8.01.
“[*]” has the meaning set forth in Section 10.02.
“Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability).
“Liens” means any lien, mortgage, pledge, assignment for security, security interest, charge, hypothecation, lease or encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, any easement, right of way or other encumbrance on title to real property and any agreement to give any security interest).
“Losses” mean demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, fines, penalties, fees, disbursements and amounts paid in settlement (including Legal Expenses).
“Materials of Environmental Concern” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5 or otherwise defined or regulated as “hazardous”, “toxic”, a “contaminant”, a “pollutant” or words of similar import under any applicable Environmental Law, or any mold that could be harmful to human health or the environment.
“MWAA” means the Metropolitan Washington Airports Authority.
“New York Transfer Tax Returns” means all documents necessary in connection with the payment of any Transfer Taxes to the New York Department of Taxation and Revenue, the New York City Department of Finance, and any other applicable taxing authority that are due and payable in connection with the transfer of any of the Transferred Assets or the Assumed Liabilities.
“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement, dated February 27, 2009, by and between Delta and US Airways.
“Non-Terminating Party” has the meaning set forth in Section 10.01.
“Offer” has the meaning set forth in Section 7.23.
“Offer Notice” has the meaning set forth in Section 7.23.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Parking Permit #886” means that certain LaGuardia Airport Privilege Permit, dated as of February 1, 1992 and identified as Permit AGA-886, by and between US Airways, as permittee, and the Port Authority, as permittor, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-J attached hereto.
“Parking Permit #561” means that certain LaGuardia Airport Privilege Permit, dated as of September 4, 2000 and identified as Permit AGA-561, by and between US Airways, as permittee, and the Port Authority, as permittor, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-K attached hereto.
“Party” has the meaning set forth in the Recitals.
“Permits” means all franchises, grants, authorizations, licenses, permits, waivers, exemptions, transfers, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Authority which are necessary for a Party to own, lease and operate the Transferred Assets to be transferred by such Party hereunder as such assets are now being operated.
“Permitted Liens” means the following Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by the Employee Retirement Income Security Act of 1974, as amended): (a) Liens for taxes, assessments or other governmental charges or claims the payment of which is either not yet delinquent or that are being contested in good faith by appropriate proceedings during which collection or enforcement is stayed and which may thereafter be paid without penalty; (b) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics, and materialmen and other Liens imposed by Law and incurred in the ordinary course of business for amounts either not yet delinquent or being contested in good faith by appropriate proceedings; (c) with respect to any Party’s Leased Real Property, easements, rights-of-way, restrictions, defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the value, use or utility of such Party’s Leased Real Property as such real property is currently operated; (d) Liens created by or on behalf of the fee owners of such real property or the Port Authority that are not the result of any act or omission of such Party or related to the use of any property leased to such Party by the Port Authority or other fee owner or the operation of such Party’s business; (e) the Contracts or Permits affecting any Leased Real Property that have been disclosed on Schedule 1.01-R or Schedule 1.01-S; or (f) with respect to the East End Terminal or the Bond Accounts, the Bonds, Bond Documents, and any Liens of the Trustee, any holders of the Bonds, and/or the Port Authority; provided, however, at the applicable Closing, “Permitted Liens” shall be defined to exclude clause (a) and (b) for purposes of Section 3.01 and any Liability for Liens covered by clause (a) or (b) with respect to an Excluded US Airways Liability or an Excluded Delta Liability shall remain subject to the applicable indemnity obligations set forth in Article IX hereof.
“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Personal Property Security Interest” means that certain Personal Property Security Interest, dated as of January 15, 1992, by and between US Airways, as grantor, and the Port Authority, as the secured party.
“Phase One” has the meaning ascribed to such term in the Transition Plan; provided however, the timing outlined therein shall be subject to revisions based on Section 7.08(c)(ii)(1).
“Phase Two” has the meaning ascribed to such term in the Transition Plan; provided however, the timing outlined therein shall be subject to revisions based on Section 7.08(c)(ii)(1).
“Phase Three” has the meaning ascribed to such term in the Transition Plan; provided however, the timing outlined therein shall be subject to revisions based on Section 7.08(c)(ii)(1).
“Port Approval Bond Documents” means, collectively, (a) that certain Leasehold Mortgage, dated as of June 1, 1990, by and between Continental Airlines, Inc. and Eastern Air Lines, Inc. and The Bank of New York, (b) that certain Trust Administration Agreement, dated as of June 1, 1990, by and between Continental Airlines, Inc. and Eastern Air Lines, Inc. and The Bank of New York, and (c) any other Assumed Bond Document that the Port Authority elects to include in the Assignment and Assumption Agreement.
“Port Authority” means The Port Authority of New York and New Jersey.
“Port Authority Documents” means, collectively, the Delta Port Authority Documents and the US Airways Port Authority Documents.
“[*]” has the meaning set forth in Section 10.02.
“Purchase Price Allocation” means the purchase price allocation among the respective Transferred Assets and Assumed Liabilities for Transfer Tax purposes attached hereto as Exhibit H.
“Ramp” means the ramp pavement surfaces and subsurfaces of a Leased Real Property.
“Reconciliation Date” has the meaning set forth in Section 3.07.
“Reconciliation Period” has the meaning set forth in Section 3.07.
“Regulatory Actions” has the meaning set forth in Section 7.08.
“Related Real Estate Documents” means with respect to any Leased Real Property, any and all (i) surveys, maps, plats, aerial photographs, or similar documents setting forth a physical depiction of such Leased Real Property, (ii) manuals, plans, diagrams, drawings, renderings, summaries, or similar materials related to the engineering, mechanicals, systems, improvements, or other property, plant, and equipment located at or on such Leased Real Property, (iii) Phase I report, Phase II report, file review(s), environmental disclosure documents, and/or related or similar report(s) with respect to such Leased Real Property, and (iv) similar documents, materials, or other items, in each case to the extent the same is in the possession or control of the Party with a leasehold interest in such Leased Real Property.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Rents” means any and all rent, tax charges, escalation, additional rent, insurance, utilities, common area maintenance charges, or other amounts required to be paid pursuant to the US Airways LaGuardia Leases or any Permit or Contract.
“Representatives” means the directors, officers, employees, advisers, agents, appraisers, contractors, attorneys, consultants, accountants, investment bankers or other representatives of any Party.
“Requested Slot Times” means departure or arrival times within the one-half hour periods set forth on Schedule 1.01-U attached hereto, or such other periods as the Parties shall mutually agree.
“Right of First Refusal” has the meaning set forth in Section 10.02.
“[*]” has the meaning set forth in Section 7.23.
“[*]” has the meaning set forth in Section 7.23.
“[*]” has the meaning set forth in Section 7.23.
“ROFR Election Notice” has the meaning set forth in Section 10.02.
“Roof” means the roof membrane, flashing, windows and seals of a Leased Real Property.
“Second Transition Date” has the meaning ascribed to such term in the Transition Plan.
“Shuttle Terminal” means the premises, facilities and fixtures, including the Shuttle Terminal Leased Real Property, which are the subject of the Shuttle Terminal Lease.
“Shuttle Terminal Lease” means that certain Agreement of Lease, by and between US Airways, as successor-in-interest to Shuttle, Inc., as successor-in-interest to Trump Shuttle Inc., as successor-in-interest to Eastern Air Lines, Inc., and the Port Authority, dated as of March 17, 1977, identified as AGA-#751, whereby the Port Authority leases the Shuttle Terminal to US Airways, together with all amendments, modifications, and supplements thereto, as more fully described on Schedule 1.01-Q attached hereto.
“Shuttle Terminal Leased Real Property” means the Leased Real Property that is the subject of the Shuttle Terminal Lease.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Slot Trade” means a single Delta takeoff or landing Slot being traded for a single US Airways takeoff or landing Slot. Each Slot will allow for up to seven (7) operations per week.
“Slot” means (i) “slot” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or re-codified from time to time, or (ii) “operating authorization” for one landing or takeoff at LaGuardia during a specific time period, subject to a scheduling order issued by the FAA at LaGuardia, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, Docket No. FAA 2006-25755 issued December 13, 2006, published in the Federal Register at 71 Fed. Reg. 77854 (Dec. 27, 2006), as such order may be amended or re-codified from time to time, and in any subsequent scheduling order issued by the FAA, as such order may be amended or re-codified from time to time, or (iii) authorization granted by the FAA, DOT or other Governmental Authority to conduct one landing or takeoff during a specific time period at LaGuardia or DCA, or (iv) slot exemption pursuant to 49 U.S.C. §§ 41716 and 41718, as such statute may be amended or re-codified from time to time, including but not limited to slot exemptions at LaGuardia and DCA now held or hereafter acquired.
“Specified Sections” means Sections 5.01 and 6.01 (in each case, first sentence only) (Organization; Standing and Power), 5.02 and 6.02 (Authority, Execution and Delivery; Enforceability), 5.08 and 6.08 (in each case, last sentence only) (Title to Assets) and 5.16 and 6.16 (Taxes).
“Subsequent Closing” has the meaning set forth in Section 4.01.
“Subsequent Closing Date” has the meaning set forth in Section 4.01.
“Subsequent Transaction” means the purchase and sale of the DCA Subsequent Slots and the LaGuardia Subsequent Slots.
“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 40% of the total Voting Power thereof or the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person, or (3) one or more Subsidiaries of such Person.
“Tax Benefit” has the meaning set forth in Section 9.07.
“Tax Return” means all returns, declarations, reports, election estimates, and information statements and returns required or permitted to be filed with a Governmental Authority relating to Taxes, including, but not limited to, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents’ reports (federal, state, foreign, municipal or local) and settlement documents, and any schedules attached to any of the foregoing.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“Taxes” means: (a) all taxes (whether federal, state, county or local), fees, levies, customs duties, assessments or charges of any kind whatsoever, including gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, ad valorem, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes or liabilities for unclaimed property, in each case imposed by any Governmental Authority together with any interest, penalties, or additions to tax imposed with respect thereto; and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.
“Terminating Party” has the meaning set forth in Section 10.01.
“Termination Fee” has the meaning set forth in Section 10.02.
“Third Party” means any Person other than US Airways Indemnified Persons or Delta Indemnified Persons, as applicable.
“Third Party Claim” has the meaning set forth in Section 9.04.
“Third Party Indemnification Claim Notice” has the meaning set forth in Section 9.04.
“Transaction” means the purchase and sale of the Delta Transferred Assets and the purchase and sale of the US Airways Transferred Assets.
“Transfer” has the meaning set forth in Section 7.23.
“Transfer Date” has the meaning set forth in Section 7.03.
“Transfer Taxes” means, collectively, all excise, sales, stamp, use, value added, award, transfer (including real property transfer or gains), documentary, commercial activity, or any other similar taxes, if any (and any interest, additions, or penalties imposed with respect to such taxes), that are payable, imposed, assessed, or determined to be due or arise as a result of the transactions contemplated by this Agreement.
“Transferred Assets” means the assets of either Party to be transferred pursuant to the terms hereof.
“Transition Plan” means the Transition Plan attached hereto as Exhibit F.
“US Airways” has the meaning set forth in the Recitals.
“[*] Slots” has the meaning set forth in Section 7.03.
“[*] Transfer” has the meaning set forth in Section 7.03.
“US Airways Bond Escrow Funds” has the meaning set forth in Section 7.18.
“US Airways Brazil Transfer” has the meaning set forth in Section 7.24.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“US Airways Brazilian Route Authorities” means the seven (7) weekly U.S.-Brazil frequencies allocated to US Airways by DOT Final Order 2009-4-6.
“US Airways Bylaws” means the Amended and Restated Bylaws of US Airways, Inc., as amended.
“US Airways Cap Amount” has the meaning set forth in Section 9.03. .
“US Airways Change of Control” means:
(i) a merger, reorganization, consolidation, business combination, recapitalization or similar transaction involving US Airways or US Airways Parent as a result of which the stockholders of US Airways (or successor) or US Airways Parent (or successor), respectively, immediately prior to such transaction, in the aggregate, cease to have Beneficial Ownership of, directly and indirectly, immediately following such transaction, more than [*] of the Capital Stock or Voting Power of the surviving Person;
(ii) the sale, transfer or other disposition of all or substantially all of the assets of US Airways (or its successor) or US Airways Parent (or its successor) directly or indirectly to a Person other than US Airways Parent or any Affiliate thereof, whether in a single transaction or a series of related transactions; or
(iii) the direct or indirect acquisition by a Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than US Airways Parent or any Affiliate thereof of the Capital Stock or Voting Power of US Airways (or successor) or US Airways Parent (or successor) as a result of which the stockholders of US Airways (or successor) or US Airways Parent (or successor), respectively, immediately prior to such transaction, in the aggregate, cease to have Beneficial Ownership of, directly and indirectly, immediately following such transaction, more than [*] of the Capital Stock or Voting Power of US Airways (or successor) or US Airways Parent (or successor), respectively.
“US Airways Charter” means the Amended and Restated Certificate of Incorporation of US Airways, as amended.
“US Airways Disclosure Schedule” has the meaning set forth in the introductory paragraph of Article V.
“US Airways Environmental Claim” has the meaning set forth in Section 5.15.
“US Airways Environmental Laws” has the meaning set forth in Section 5.15.
“US Airways Indemnified Persons” has the meaning set forth in Section 9.02.
“US Airways Initial Purchase Price” has the meaning set forth in Section 2.05.
“US Airways Initial Transferred Assets” has the meaning set forth in Section 3.01.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“US Airways LaGuardia Call Notice” has the meaning set forth in Section 7.14.
“US Airways LaGuardia Call Period” has the meaning set forth in Section 7.14.
“US Airways LaGuardia Call Right” has the meaning set forth in Section 7.14.
“US Airways LaGuardia Contracts” means, collectively, the Contracts set forth on Schedule 1.01-R attached hereto and related to the US Airways LaGuardia Properties, including contracts entered into after the date hereof in accordance with Section 7.01 and excluding contracts terminated after the date hereof in accordance with Section 7.01.
“US Airways LaGuardia Facilities License” means that certain License Agreement (Terminal C), dated as of the Initial Closing Date, by and between US Airways and Delta, substantially in the form attached hereto as Exhibit V.
“US Airways LaGuardia Facilities Sublease” means that certain Sublease Agreement, dated as of the Initial Closing Date, by and between US Airways and Delta, substantially in the form attached hereto as Exhibit X.
“US Airways LaGuardia GSE Permit” means that certain Permit dated as of the Initial Closing Date, by and between US Airways and Delta, substantially in the form attached hereto as Exhibit Y.
“US Airways LaGuardia Leased Real Property” shall mean, collectively, East End Terminal Leased Real Property and the Shuttle Terminal Leased Real Property.
“US Airways LaGuardia Leases” means the East End Terminal Lease and the Shuttle Terminal Lease.
“US Airways LaGuardia Parking Permits” means Parking Permit #886 and Parking Permit #561.
“US Airways LaGuardia Permits” means, collectively, the Permits related to operations of US Airways at the US Airways LaGuardia Leased Real Property, as set forth on Schedule 1.01-S attached hereto.
“US Airways LaGuardia Properties” means the East End Terminal, Shuttle Terminal, the Existing GSE Facilities, the property covered by the US Airways LaGuardia Parking Permits, the US Airways LaGuardia Tangible Personal Property, and any other property of US Airways related to any of the foregoing that is a US Airways Transferred Asset.
“US Airways LaGuardia Properties Taxes and Assessments” shall have the meaning set forth in Section 3.07.
“US Airways LaGuardia Receivables” shall have meaning set forth in Section 3.07.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“US Airways LaGuardia Shuttle Slots” means, as of the Business Day preceding (x) the date of execution by all parties thereto of a definitive agreement for the Transfer by US Airways of either or both of the assets described in clause (i) and/or (ii) below or (y) any other date of determination hereunder, (provided that, if such Business Day is a day in which there is a FAA Slot operation waiver or slot holiday in effect, such day instead shall be the first Business Day preceding such date in which no waiver or slot holiday is in effect), (i) all but not less than all of the Slots at LaGuardia held by US Airways and used by US Airways for scheduled service on any day of the week (as indicated by US Airways’ published schedules in effect on such date) between LaGuardia and Boston Logan International Airport (BOS) and/or (ii) all but not less than all of the Slots at LaGuardia held by US Airways and used by US Airways for scheduled service on any day of the week (as indicated by US Airways’ published schedules in effect on such date) between LaGuardia and Ronald Reagan Washington National Airport (DCA); provided, however, in each such case, such Slots shall be no more than 16 Slot pairs in any one day Monday through Sunday and shall be allocated such that there is (A) no more than 1 arrival in any 30 minute slot window and no more than 2 arrivals in any hour slot window and (B) no more than 1 departure in any 30 minute slot window and no more than 2 departures in any hour slot window.
“US Airways LaGuardia Tangible Personal Property” means the items set forth on Schedule 1.01-T attached hereto.
“US Airways Material Adverse Effect” means any state of facts, change, event, action, omission, loss or damage that individually or in the aggregate, has resulted in or would reasonably be expected to result in (a) a material adverse effect on (i) the condition or the ability to operate or use the US Airways Transferred Assets, in the aggregate or (ii) the amount of Liability associated with the Assumed US Airways Liabilities, in the aggregate; except in (i) or (ii) above, any adverse effect arising out of, resulting from or attributable to (1) changes or conditions generally affecting the airline industry, other than changes or conditions related to regulations and legislation applicable to Slots, (2) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction (including increases in the price of fuel), (3) the execution and delivery of this Agreement or the public announcement or pendency of the Transaction or any of the other transactions contemplated by this Agreement, with respect to the impact thereof on the relationships, contractual or otherwise, of US Airways or any of its Affiliates with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Transaction or any of the other transactions contemplated by this Agreement, other than any impact with respect to regulations and legislation applicable to Slots, (4) any change, in and of itself, in the market price, credit rating or trading volume of US Airways’ securities, (5) any change in GAAP (or authoritative interpretation thereof) and (6) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement; or (b) an impairment in any material respect on the ability of US Airways to perform its obligations under this Agreement or any Ancillary Document to which it is or will be a party.
“US Airways Parent” has the meaning set forth in the Recitals.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

“US Airways Port Authority Documents” means, collectively, the US Airways LaGuardia Facilities Sublease, the US Airways LaGuardia Facilities License and the US Airways LaGuardia GSE Permit.
“US Airways Proportionate Share” has the meaning set forth in Section 7.18.
“US Airways Proration Payment” has the meaning set forth in Section 3.07(b)(i).
“US Airways Prorations” has the meaning set forth in Section 3.07.
“US Airways Recall Slots” has the meaning set forth in Section 7.14.
“US Airways Reconciliation Notice” has the meaning set forth in Section 3.07.
“US Airways Required Consents” means those certain consents, approvals and waivers that US Airways is required to secure in connection with the transactions contemplated herein, all as set forth on Schedule 5.04 attached hereto.
“US Airways Retained Bond Obligations” shall have the meaning set forth in Section 3.04.
“US Airways Subsequent Purchase Price” has the meaning set forth in Section 2.05.
“US Airways Terminal C/D Space” has the meaning set forth in Section 7.23.
“[*]” has the meaning set forth in Section 10.01.
“[*]” has the meaning set forth in Section 10.01.
“US Airways Transferred Assets” means the US Airways Initial Transferred Assets, the LaGuardia Subsequent Slots and the US Airways Brazilian Route Authorities.
“Voting Power” means, as of the date of determination, the voting power in the general election of directors, managers or trustees, as applicable.
Section 1.02 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE II
PURCHASE AND SALE OF THE DCA SLOTS
Section 2.01 Purchase and Sale of the DCA Slots.
(a) On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing, Delta shall sell, convey, assign, transfer and deliver to US Airways and/or its Affiliates, and US Airways shall purchase, assume, acquire and accept transfer and assignment of, the DCA Initial Slots, free and clear of all Liens.
(b) On the terms and subject to the conditions set forth in this Agreement, at the Subsequent Closing, Delta shall sell, convey, assign, transfer and deliver to US Airways and/or its Affiliates, and US Airways shall purchase, assume, acquire and accept transfer and assignment of, the DCA Subsequent Slots (and together with the DCA Initial Slots, the “DCA Slots”), free and clear of all Liens.
Section 2.02 Excluded Delta Assets. Notwithstanding anything herein to the contrary, from and after the applicable Closing, Delta shall retain all of its existing right, title and interest in and to, and Delta shall exclude from the sale, conveyance, assignment or transfer to US Airways hereunder, and the Delta Transferred Assets transferred at such Closing shall not include, Delta’s right, title, interest to, the following assets (collectively, the “Excluded Delta Assets”):
(a) all rights of Delta under this Agreement, any Ancillary Documents to which Delta is a party, and any claims in respect thereof;
(b) Tax refunds for any period prior to the applicable Closing Date with respect to any Delta Transferred Assets transferred at such Closing and related rights and claims; and
(c) any insurance claims with respect to any event, claim or loss with respect to any Delta Transferred Assets occurring prior to consummation of the applicable Closing.
Section 2.03 Reserved.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 2.04 Excluded Delta Liabilities. US Airways shall not assume or be liable for, and Delta shall retain, any liability, obligation or commitment of Delta (whether asserted against or imposed upon US Airways as a successor or transferee of Delta, or as an acquirer of the Delta Transferred Assets or otherwise as a matter of Law), of any kind or nature, whether or not arising out of or relating to the Delta Transferred Assets, whether direct or indirect, fixed or contingent, known or unknown, due or to become due, and whether or not an action has been initiated with respect to such liabilities, obligations and commitments prior to, on or after the applicable Closing Date (collectively, the “Excluded Delta Liabilities”). Without limiting the generality of the preceding sentence, the Excluded Delta Liabilities shall include:
(a) all Liabilities associated with any of the Delta Transferred Assets, accrued, incurred or arising out of events, any act done or omitted, or any state of facts existing on or prior to the applicable Closing Date, whether or not such Liabilities were known as of the date hereof or at such Closing,
(b) all Liabilities based upon, arising under or with respect to the Excluded Delta Assets or the ownership, operation or use of any of the businesses or assets of Delta or any of its Affiliates, prior to the consummation of the applicable Closing;
(c) all indebtedness and other similar obligations of Delta, obligations with respect to letters of credit and similar instruments, and other debt and all interest, penalties, fees and other amounts payable with respect thereto;
(d) all Liabilities arising out of or relating to any employees or former employees of Delta or any of its Affiliates;
(e) all Liabilities, direct or indirect, fixed or contingent, for Taxes including Liabilities of Delta or any member of any affiliated group or any combined or consolidated group for federal, state or other tax purpose of which Delta is or has been a member, whenever incurred;
(f) except as provided in Section 7.10, any Liability for expenses incurred by Delta in connection with the sale of the Delta Transferred Assets pursuant to this Agreement or other transactions contemplated hereby;
(g) Liabilities in respect of all litigation matters, arbitration proceedings, and all claims, actions, suits, proceedings or investigations pending or threatened against Delta or any of its Affiliates relating to the Delta Transferred Assets or to any event occurring on or prior to the applicable Closing Date; and
(h) Liabilities arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger) and any other obligation or liability arising out of or relating to events or conditions occurring at or prior to the consummation of the applicable Closing.
Section 2.05 US Airways Purchase Price.
(a) On the terms and subject to the conditions set forth herein, in reliance on the representations, warranties, covenants and agreements contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the DCA Initial Slots and Delta’s other obligations set forth herein, at the Initial Closing, US Airways shall pay to Delta an amount in cash equal to $[*] (the “US Airways Initial Purchase Price”). The cash portion of the US Airways Initial Purchase Price shall be made by wire transfer of immediately available funds in accordance with the written payment instructions furnished by Delta at least one Business Day prior to the Initial Closing.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) On the terms and subject to the conditions set forth herein, in reliance on the representations, warranties, covenants and agreements contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the DCA Subsequent Slots and Delta’s other obligations set forth herein, at the Subsequent Closing, US Airways shall pay to Delta an amount in cash equal to $[*] (the “US Airways Subsequent Purchase Price”). The cash portion of the US Airways Subsequent Purchase Price shall be made by wire transfer of immediately available funds in accordance with the written payment instructions furnished by Delta at least one Business Day prior to the Subsequent Closing.
ARTICLE III
PURCHASE AND SALE OF THE US AIRWAYS TRANSFERRED ASSETS
Section 3.01 Purchase and Sale of the US Airways Transferred Assets.
(a) On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing, US Airways shall sell, convey, assign, transfer and deliver to Delta and/or its Affiliates, and Delta shall purchase, assume, acquire and accept transfer and assignment of, the following rights, interests, assets and property, real and personal, tangible and intangible, free and clear of all Liens other than Permitted Liens (the “US Airways Initial Transferred Assets”):
(i) the LaGuardia Initial Slots;
(ii) the US Airways LaGuardia Tangible Personal Property;
(iii) the US Airways LaGuardia Contracts;
(iv) the US Airways LaGuardia Parking Permits;
(v) the US Airways LaGuardia Permits;
(vi) the East End Terminal Lease;
(vii) the Shuttle Terminal Lease;
(viii) the Existing GSE Facilities Permit;
(ix) any right, title and interest of US Airways in the Bond Accounts (subject to the rights of US Airways as set forth in Section 7.18); and
(x) security deposits referenced in Section 3.07(b)(ii)(A).

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) On the terms and subject to the conditions set forth in this Agreement, at the Subsequent Closing, US Airways shall sell, convey, assign, transfer and deliver to Delta and/or its Affiliates, and Delta shall purchase, assume, acquire and accept transfer and assignment of, the LaGuardia Subsequent Slots, free and clear of all Liens.
Section 3.02 Excluded US Airways Assets. Notwithstanding anything herein to the contrary, from and after the applicable Closing, US Airways shall retain all of its existing right, title and interest in and to, and US Airways shall exclude from the sale, conveyance, assignment or transfer to Delta hereunder, and the US Airways Transferred Assets transferred at such Closing shall not include, US Airways’ right, title, interest to, the following assets (collectively, the “Excluded US Airways Assets”):
(a) all rights of US Airways under this Agreement, any Ancillary Documents to which US Airways is a party, and any claims in respect thereof;
(b) subject to the provisions of Section 7.18 below, all receivables, credits and other claims accruing under the US Airways LaGuardia Leases, the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits prior to consummation of the Initial Closing;
(c) Tax refunds for any period prior to the applicable Closing Date with respect to any US Airways Transferred Asset transferred at such Closing and related rights and claims;
(d) any insurance claims with respect to any event, claim or loss with respect to any US Airways Transferred Assets occurring prior to consummation of the applicable Closing subject to any obligations of US Airways to replace or restore damage or destruction to the US Airways LaGuardia Properties pursuant to Section 7.01(c); and
(e) security deposits referenced in Section 3.07(b)(ii)(B).
Section 3.03 Assumed US Airways Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing, Delta shall assume only the following liabilities and obligations of US Airways (collectively the “Assumed US Airways Liabilities”) and no other liabilities or obligations:
(a) the obligations and liabilities of US Airways under the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Contracts, the US Airways LaGuardia Permits, and the US Airways LaGuardia Parking Permits arising exclusively from, and accruing exclusively with respect to, the period after the consummation of the Initial Closing; and
(b) the obligations and liabilities of US Airways under the Assumed Bond Documents arising exclusively from, and accruing exclusively with respect to, the period after the consummation of the Initial Closing other than the US Airways Retained Bond Obligations.

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Section 3.04 Excluded US Airways Liabilities. Except as expressly provided in Section 3.03, the Assumed US Airways Liabilities will not include, Delta shall not assume or be liable for, and US Airways shall retain any other liability, obligation or commitment of US Airways (or which may be asserted against or imposed upon Delta as a successor or transferee of US Airways or as an acquirer of the US Airways Transferred Assets or otherwise as a matter of Law) of any kind or nature, whether or not arising out of or relating to the US Airways Transferred Assets, whether direct or indirect, fixed or contingent, known or unknown, due or to become due, and whether or not an action has been initiated with respect to such liabilities, obligations and commitments prior to, on or after the applicable Closing Date (collectively, the “Excluded US Airways Liabilities”). Without limiting the generality of the preceding sentence, the Excluded US Airways Liabilities shall include:
(a) all Liabilities associated with any of the US Airways Transferred Assets, accrued, incurred or arising out of events, any act done or omitted, or any state of facts existing on or prior to the applicable Closing Date, whether or not such Liabilities were known as of the date hereof or at such Closing,
(b) all Liabilities based upon, arising under or with respect to the Excluded US Airways Assets or the ownership, operation or use of any of the businesses or assets of US Airways or any of its Affiliates, prior to the consummation of the applicable Closing;
(c) any Liability based upon, arising under or with respect to the US Airways LaGuardia Leases, any US Airways LaGuardia Contracts, any US Airways LaGuardia Permits or any Assumed Bond Documents that (x) subject to Section 3.06, was not capable of being assigned to Delta as of the Initial Closing until such time as any such US Airways LaGuardia Contract or US Airways LaGuardia Permit has effectively been assigned, or the benefits thereof made available, to Delta, (y) is required by the terms thereof to be discharged on or prior to the consummation of the Initial Closing, or (z) relates to or arises out of a breach or default by US Airways prior to the consummation of the Initial Closing (including any event occurring at or prior to the consummation of the Initial Closing that with the lapse of time or the giving of notice, or both, would become a breach or default) under the US Airways LaGuardia Leases, any US Airways LaGuardia Contracts or any US Airways LaGuardia Permits;
(d) notwithstanding anything to the contrary in the Assignment and Assumption Agreement with respect to the Port Authority Documents, (w) any Liability with respect to the Bond Obligations to the extent accruing with respect to the period prior to the Initial Closing, (x) any Liability with respect to the Bond Obligations arising out of, whether accruing with respect to the period prior to or after the Initial Closing, a Bankruptcy Event involving US Airways or any of its successors or assigns, (y) any Liability arising out of any failure by US Airways to pay any taxes or other amounts, the failure of which results in a lien on the facilities leased pursuant to the East End Terminal Lease that is senior in priority to the liens created in connection with the Bond Obligations, or (z) any Liability related to the Eastern Shuttle Documents (the “US Airways Retained Bond Obligations”);

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(e) all indebtedness and other similar obligations of US Airways, obligations with respect to letters of credit and similar instruments, and other debt and all interest, penalties, fees and other amounts payable with respect thereto;
(f) all Liabilities arising under Environmental Laws and relating to the US Airways Transferred Assets prior to the Initial Closing Date (or after the Initial Closing Date during the term of the US Airways LaGuardia Facilities License [*]), including without limitation, any fines, penalties, required capital expenditures or other costs incurred after such date to the extent arising out of or related to violations of Environmental Law or the presence of Materials of Environmental Concern, or associated with any condition, or based on any fact or circumstance that occurred or existed on or prior to, and including, the Initial Closing Date (or after the Initial Closing Date during the term of the US Airways LaGuardia Facilities License [*]), whether or not such Liabilities were known on the date hereof or at such date;
(g) all Liabilities arising out of or relating to any employees or former employees of US Airways or any of its Affiliates;
(h) all Liabilities, direct or indirect, fixed or contingent, for Taxes including Liabilities of US Airways or any member of any affiliated group or any combined or consolidated group for federal, state or other tax purpose of which US Airways is or has been a member, whenever incurred;
(i) except as provided in Section 7.10, any Liability for expenses incurred by US Airways in connection with the sale of the US Airways Transferred Assets pursuant to this Agreement or other transactions contemplated hereby;
(j) Liabilities in respect of all litigation matters, arbitration proceedings, and all claims, actions, suits, proceedings or investigations pending or threatened against US Airways or any of its Affiliates relating to the US Airways Transferred Assets or to any event occurring on or prior to the applicable Closing Date; and
(k) Liabilities arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger) and any other obligation or liability arising out of or relating to events or conditions occurring at or prior to the consummation of the applicable Closing.
Section 3.05 Delta Purchase Price.
(a) On the terms and subject to the conditions set forth herein, in reliance on the representations, warranties, covenants and agreements contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the US Airways Initial Transferred Assets and US Airways’ other obligations set forth herein, at the Initial Closing, in addition to the assumption of the Assumed US Airways Liabilities, Delta shall pay to US Airways an amount in cash equal to $[*] (the “Delta Initial Purchase Price”). The cash portion of the Delta Initial Purchase Price shall be made by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways at least one Business Day prior to the Initial Closing.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) On the terms and subject to the conditions set forth herein, in reliance on the representations, warranties, covenants and agreements contained herein and in consideration of the sale, conveyance, assignment, transfer and delivery of the LaGuardia Subsequent Slots and US Airways’ other obligations set forth herein, at the Subsequent Closing, Delta shall pay to US Airways an amount in cash equal to $[*] (the “Delta Subsequent Purchase Price”). The cash portion of the Delta Subsequent Purchase Price shall be made by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways at least one Business Day prior to the Subsequent Closing.
Section 3.06 Consent of Third Parties. Notwithstanding anything in this Agreement to the contrary, this Agreement will not constitute an agreement to assign any US Airways LaGuardia Contract or US Airways LaGuardia Permit set forth on Schedule 3.06 or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a Third Party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Delta thereunder after the Initial Closing. US Airways will use its reasonable best efforts to obtain the consent of any such Third Party for the assignment to Delta of any such US Airways LaGuardia Contract or US Airways LaGuardia Permit. If such consent is not obtained prior to the consummation of the Initial Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of US Airways thereunder so that Delta would not in fact receive all such rights, US Airways shall use its reasonable best efforts to provide Delta the benefits thereunder from and after the Initial Closing Date and Delta shall pay and perform the corresponding Assumed US Airways Liabilities thereunder to the extent Delta shall have received the benefits thereof. US Airways shall pay promptly to Delta when received all monies received by US Airways after the Initial Closing Date under any such US Airways LaGuardia Contracts or US Airways LaGuardia Permits or any claim or right or any benefit arising thereunder to the extent that Delta would be entitled thereto pursuant hereto. The provisions of this Section 3.06 shall in no way limit the conditions precedent set forth in Article VIII or the obligation of US Airways to seek consents prior to the Initial Closing, and the waiver by Delta of any such conditions precedent at the Initial Closing shall in no way limit the obligations of US Airways contained in this Section 3.06. If and when any such consents shall be obtained, US Airways shall promptly assign its rights under the applicable US Airways LaGuardia Contract or US Airways LaGuardia Permit to Delta without payment of consideration and Delta shall, without payment of any consideration therefor, assume from and after the date of such assignment the obligations thereunder (but only to the extent that such obligations would have constituted Assumed US Airways Liabilities if such assignment had occurred on the Initial Closing Date).
Section 3.07 US Airways Credits and Prorations.
(a) Prorations shall be made with respect to the US Airways Initial Transferred Assets pursuant to this Section 3.07, with US Airways to bear that portion of such charges and expenses to the extent attributable to the US Airways Initial Transferred Assets accruing prior to the Initial Closing Date and to the extent the same are Excluded US Airways Liabilities, and Delta to bear that portion of such charges and expenses to the extent attributable to the US Airways Initial Transferred Assets accruing on and after the Initial Closing Date and to the extent the same are Assumed US Airways Liabilities. The following shall be apportioned with respect to the US Airways Initial Transferred Assets as of 12:01 a.m. on the Initial Closing Date as if Delta was vested with title to such US Airways Initial Transferred Assets during the entire Initial Closing Date (the “US Airways Prorations”):
(i) Rents, fees, charges, and other amounts payable under the US Airways LaGuardia Leases, the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(ii) taxes and assessments (including, without limitation, personal property taxes on the US Airways Tangible Personal Property) levied against the US Airways Initial Transferred Assets (the “US Airways LaGuardia Properties Taxes and Assessments”);
(iii) gas, electricity and other utility charges to be apportioned at the Initial Closing on the basis of the most recent meter reading occurring prior to the Initial Closing (dated not more than fifteen (15) days prior to the Initial Closing Date) or, if unmetered, on the basis of a current bill for each such utility;
(iv) all Rents, fees, charges, and other amounts payable to US Airways, if any, pursuant to each of the US Airways Assumed Contracts (the “US Airways LaGuardia Receivables”); and
(v) any maintenance and operating expenses pertaining to the US Airways Initial Transferred Assets, or any other items pertaining to the US Airways Initial Transferred Assets which are customarily prorated between a purchaser and a seller of similar assets in New York City.
(b) Notwithstanding anything to the contrary in the foregoing subsection, at the Initial Closing:
(i) US Airways shall pay to Delta an amount in cash equal to the sum that is owed to Delta as of the Initial Closing Date pursuant to this Section 3.07 (the “US Airways Proration Payment”); provided, however, that to the extent the US Airways Proration Payment is negative (such amount, the “Delta Proration Payment”), Delta shall make such payment to US Airways in accordance with this Section 3.07(b)(i). US Airways shall pay the US Airways Proration Payment by wire transfer of immediately available funds in accordance with the written payment instructions furnished by Delta to US Airways at least one Business Day prior to the Initial Closing. Delta shall pay the Delta Proration Payment, if any, by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways to Delta at least one Business Day prior to the Initial Closing;

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(ii) (A) US Airways shall deliver to Delta the amount of any security deposits actually held, or required to be held by US Airways pursuant to any of the US Airways LaGuardia Contracts (to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the applicable US Airways LaGuardia Contract) as part of the US Airways Proration Payment and (B) subject to the provisions of Section 7.18 below, Delta shall deliver to US Airways the amount of all cash deposits and cash, and shall replace all other deposits, in each case that have been posted by or on behalf of US Airways with respect to the US Airways Initial Transferred Assets; and
(iii) In the event current bills are not available or amounts subject to proration are not otherwise immediately ascertainable at the Initial Closing (including, without limitation, any US Airways Properties Taxes and Assessments), US Airways shall (A) estimate such amount based on the most recently ascertainable bill for purposes of calculating the US Airways Proration Payment and (B) reconcile such estimate upon receipt of the final and actual bill in accordance with subsection (c) below.
(c) Notwithstanding anything to the contrary in this Section 3.07, within ten (10) days of each of the dates that is one-hundred eighty-five (185) days, three hundred sixty-five (365) days, and seven hundred thirty (730) days after the Initial Closing Date (each, a “Reconciliation Date”), the Parties shall undertake the following with respect to the period between the Initial Closing Date and the first Reconciliation Date thereafter and each Reconciliation Date and the next Reconciliation Date thereafter, as applicable (each, a “Reconciliation Period”):
(i) With respect to any amounts included in the US Airways Prorations for which current bills were not available or amounts subject to proration were not otherwise immediately ascertainable as of the Initial Closing Date and were therefore estimated for purposes of determining the US Airways Proration Payment at the Initial Closing, and which amounts have not already been reconciled and finalized on a prior Reconciliation Date, Delta shall provide a copy of the final bill or the final determination setting out the actual amounts due and reprorate such actual amounts between the Parties as of the Initial Closing Date;
(ii) With respect to any unpaid and delinquent US Airways LaGuardia Receivables collected after the Initial Closing Date and received during an applicable Reconciliation Period, (a) if US Airways collects any such unpaid or delinquent US Airways LaGuardia Receivables which Delta is entitled to hereunder, US Airways shall, within fifteen (15) days after the receipt thereof, deliver to Delta any such US Airways Receivables and include such amounts in the reconciliation calculations for the applicable Reconciliation Period as an amount paid to Delta, and (b) if Delta collects any unpaid or delinquent US Airways LaGuardia Receivables which US Airways is entitled to hereunder, Delta shall, within fifteen (15) days after the receipt thereof, deliver to US Airways and such US Airways Receivables and include such amounts in the reconciliation calculations for the applicable Reconciliation Period as an amount paid to US Airways. US Airways and Delta agree that all US

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Airways LaGuardia Receivables received by US Airways or Delta after the Initial Closing Date shall be applied first to current US Airways LaGuardia Receivables and then to delinquent US Airways LaGuardia Receivables, if any, in inverse order of maturity. In the event that there shall be any US Airways LaGuardia Receivables which, although relating to a period prior to the Initial Closing, do not become due and payable until after the Initial Closing (such as year-end common area expense reimbursements, insurance, operating expenses, taxes, and the like), then any such US Airways LaGuardia Receivables received by Delta subsequent to the Initial Closing shall, to the extent applicable to a period extending through the Closing Date, be prorated between the Parties as of the Initial Closing Date and Delta shall include such amounts in the reconciliation calculation as an amount payable to US Airways;
(iii) With respect to each Reconciliation Period, Delta shall promptly remit to US Airways any amount that is owed to US Airways pursuant to the reconciliations for such Reconciliation Period; provided, however, that if it is determined that US Airways owes any amount to Delta pursuant to such reconciliation, Delta shall provide notice of such amount to US Airways, together with reasonable back-up information and calculations evidencing such amounts, and US Airways shall, upon receipt of such notice, promptly remit such amount to Delta; and
(iv) Notwithstanding anything to the contrary contained herein, with respect to any amounts to be prorated hereunder that are customarily calculated based upon total enplaned passengers, number of flights or other activity-based measure, the Parties shall prorate such amounts based upon their respective enplanements, number of flights or other activity-based measure, during the period each Party had possession of the applicable facilities, and each Party shall share all necessary information with the other Party, upon reasonable request, for the purposes of making such calculations.
(d) With respect to any unpaid and delinquent US Airways Receivables collected after the final Reconciliation Date, (i) if US Airways collects any unpaid or delinquent US Airways Receivables which Delta is entitled to hereunder relating to the Initial Closing Date and any period thereafter, US Airways shall promptly pay such amounts to Delta after receipt, and (ii) if Delta collects any unpaid or delinquent US Airways Receivables which US Airways is entitled to hereunder relating to the period prior to the Initial Closing Date, Delta shall promptly pay such amounts to US Airways after receipt.
(e) To the extent US Airways in good faith disagrees with the amount of any demand for, or notice of, proration payments described in this Section 3.07, within sixty (60) days following receipt of such demand or notice, US Airways shall provide written notice to Delta of such disagreement (a “US Airways Reconciliation Notice”), which US Airways Reconciliation Notice shall contain specific items of disagreement and reasons therefor, and US Airways shall thereafter have the right to audit Delta’s books and records related to such prorations (within the time periods set forth in this subsection and upon reasonable prior notice). In connection with any resolution of a dispute, Delta shall use its reasonable best efforts to (i) provide to US Airways all information, books and

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records reasonably requested by US Airways in connection with the preparation of such prorations and (ii) make available to US Airways and its representatives the appropriate personnel of Delta involved in the preparation of the prorations or who have information relating to the amounts prorated, during normal business hours and without unreasonable disruption of such personnel’s normal business activities. The failure of US Airways to object by written notice within such sixty (60) day period will constitute US Airways’ acceptance of the amount of each demand for, or notice of, the proration payments required to be made pursuant to this Section 3.07 as of such Reconciliation Date; provided that, notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that (A) nothing contained herein shall be construed as a transfer or assignment to Delta by US Airways of US Airways’ right, title or interest in and to any asset, payment or amount to the extent such asset, payment or amount does not constitute a US Airways Transferred Asset, and (B) nothing contained herein shall be construed as an assumption by Delta of any Liability to the extent such Liability is not an Assumed US Airways Liability. If US Airways elects to conduct an audit, such audit shall be diligently pursued and completed within forty-five (45) days of delivery of the applicable US Airways Reconciliation Notice and receipt of all information reasonably requested by Delta to conduct such audit in accordance with the terms hereof. If such audit shows a shortfall in the proration payments due and payable to US Airways, subject to dispute as set forth below, Delta shall pay to US Airways, within ten (10) days after written demand therefore, the amount of such shortfall. If Delta disputes such audit findings or US Airways and Delta are unable to resolve any disagreement within 20 Business Days of the completion of the audit, the items in dispute shall be resolved by the Independent Accountant. Promptly, but not later than thirty (30) days after its acceptance of appointment hereunder, the Independent Accountant will determine (based solely upon representations of Delta and US Airways and copies of documentation produced by Delta or US Airways pursuant to this Section 3.07, and not otherwise by independent review) only those matters in dispute, and will render a written report as to the disputed matters and the resulting amount of such disputed proration payments, which report shall be conclusive and binding upon the Parties. The fees, expenses and costs of the Independent Accountant shall be borne by the Party against which a decision shall be rendered.
(f) To the extent Delta in good faith disagrees with the amount of any demand for, or notice of, proration payments described in this Section 3.07, within sixty (60) days following receipt of such demand or notice, Delta shall provide written notice to US Airways of such disagreement (a “Delta Reconciliation Notice”), which Delta Reconciliation Notice shall contain specific items of disagreement and reasons therefor, and Delta shall thereafter have the right to audit US Airways’ books and records related to such prorations (within the time periods set forth in this subsection and upon reasonable prior notice). In connection with any resolution of a dispute, US Airways shall use its reasonable best efforts to (i) provide to Delta all information, books and records reasonably requested by Delta in connection with the preparation of such prorations and (ii) make available to Delta and its representatives the appropriate personnel of US Airways involved in the preparation of the prorations or who have information relating to the amounts prorated, during normal business hours and without unreasonable disruption of such personnel’s normal business activities. The failure of Delta to object by written notice within such sixty (60) day period will constitute Delta’s acceptance of the amount of each demand for, or notice of, the proration payments required to be made pursuant to this Section 3.07 as of such Reconciliation Date; provided

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

that, notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that (A) nothing contained herein shall be construed as a transfer or assignment to US Airways by Delta of Delta’s right, title or interest in and to any asset, payment or amount to the extent such asset, payment or amount does not constitute a Delta Transferred Asset, and (B) nothing contained herein shall be construed as an assumption by US Airways of any Liability. If Delta elects to conduct an audit, such audit shall be diligently pursued and completed within forty-five (45) days of delivery of the applicable Delta Reconciliation Notice and receipt of all information reasonably requested by Delta to conduct such audit in accordance with the terms hereof. If such audit shows a shortfall in the proration payments due and payable to Delta, subject to dispute as set forth below, US Airways shall pay to Delta, within ten (10) days after written demand therefore, the amount of such shortfall. If US Airways disputes such audit findings or Delta and US Airways are unable to resolve any disagreement within twenty (20) Business Days of the completion of the audit, the items in dispute shall be resolved by the Independent Accountant. Promptly, but not later than thirty (30) days after its acceptance of appointment hereunder, the Independent Accountant will determine (based solely upon representations of Delta and US Airways and copies of documentation produced by Delta or US Airways pursuant to this Section 3.07, and not otherwise by independent review) only those matters in dispute, and will render a written report as to the disputed matters and the resulting amount of such disputed proration payments, which report shall be conclusive and binding upon the Parties. The fees, expenses and costs of the Independent Accountant shall be borne by the Party against which a decision shall be rendered.
(g) All prorations made under this Section 3.07 shall be based on the number of days US Airways owns or leases the applicable US Airways LaGuardia Property in the month or year, as applicable, in which the Initial Closing occurs.
(h) The provisions of this Section 3.07 shall survive the Initial Closing until the final Reconciliation Date (except with respect to Section 3.07(d), which shall survive indefinitely and Section 3.07(e) and (f), which shall survive to the resolution of any objections made with respect to the final Reconciliation Period), subject to the resolution (or deemed resolution) of any objection or dispute with respect to any reconciliations in accordance with the terms of subsection (e) and (f) of this Section 3.07.
ARTICLE IV
CLOSINGS
Section 4.01 Closings.
(a) The consummation of the purchase, assignment and transfer of all right, title and interest in and to the DCA Initial Slots and the US Airways Initial Transferred Assets contemplated hereby (the “Initial Closing”), shall take place on the fifth Business Day after all the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of those conditions at the Initial Closing), or on such other date as US Airways and Delta may agree in writing. The Initial Closing shall be held no later than 10:00 a.m., Chicago time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois, 60606, or such other time or place as US Airways and Delta may agree in writing (the date on which the Initial Closing takes place being the “Initial Closing Date”).

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) After the Initial Closing Date the consummation of the purchase, assignment and transfer of all right, title and interest in and to the DCA Subsequent Slots and the LaGuardia Subsequent Slots contemplated hereby (the “Subsequent Closing,” and each of the Initial Closing and the Subsequent Closing, a “Closing”), shall take place on the earlier of (i) the tenth Business Day of the next calendar year following the Initial Closing Date, (ii) the fifteenth (15th) Business Day after written notice by US Airways to Delta that US Airways has determined to close in compliance with the terms and conditions of the Citi Loan Agreement or (iii) on such other date as US Airways and Delta may agree in writing, in each case subject to the satisfaction or waiver of all the conditions set forth in Section 8.04 (other than those conditions that by their nature are to be satisfied at the Subsequent Closing, but subject to the satisfaction or waiver of those conditions at the Subsequent Closing). The Subsequent Closing shall be held no later than 10:00 a.m., Chicago time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois, 60606, or such other time or place as US Airways and Delta may agree in writing (the date on which the Subsequent Closing takes place being the “Subsequent Closing Date,” and each of the Initial Closing Date and the Subsequent Closing Date, a “Closing Date”).
Section 4.02 Deliveries by Delta. Delta shall deliver to US Airways the items described in this Section 4.02:
(a) Deliveries by Delta with respect to the sale of the DCA Initial Slots:
(i) a copy of each of the Delta Required Consents (duly executed by Delta, if applicable);
(ii) instruments of conveyance or consents to assignment for the transfer of the DCA Initial Slots, in form and substance reasonably satisfactory to US Airways, duly executed by Delta;
(iii) release of security interests in any DCA Initial Slots by Delta’s lenders and applicable UCC termination statements, in each case, in form and substance reasonably satisfactory to US Airways;
(iv) the certification referred to in Section 6.16(a); and
(v) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) Deliveries by Delta with respect to the sale of the DCA Subsequent Slots:
(i) instruments of conveyance or consents to assignment for the transfer of the DCA Subsequent Slots, in form and substance reasonably satisfactory to US Airways, duly executed by Delta; and
(ii) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.
(c) Deliveries by Delta with respect to the purchase of the US Airways Initial Transferred Assets:
(i) a duly executed counterpart of each of the Assignment and Assumption Agreements assigning from US Airways to Delta the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents;
(ii) a duly executed counterpart of the Assignment and Assumption Agreement(s) with respect to any Assumed Bond Documents that are not Port Approval Bond Documents;
(iii) a duly executed counterpart of the Assignment and Assumption Agreement assigning from US Airways to Delta each of the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits;
(iv) a duly executed notice and acknowledgement to be delivered pursuant to Section 7.18; and
(v) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.
(d) Deliveries by Delta with respect to post-Initial Closing agreements:
(i) a duly executed counterpart of the US Airways LaGuardia Facilities License;
(ii) a duly executed counterpart of the US Airways LaGuardia Facilities Permit;
(iii) a duly executed counterpart of the US Airways LaGuardia GSE Sublease;
(iv) a duly executed counterpart of the DCA Initial Slot Lease; and

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(v) a duly executed counterpart of the LaGuardia Initial Slot Lease.
(e) Deliveries by Delta with respect to post-Subsequent Closing agreements:
(i) a duly executed counterpart of the DCA Subsequent Slot Lease; and
(ii) a duly executed counterpart of the LaGuardia Subsequent Slot Lease.
Section 4.03 Deliveries by US Airways. US Airways shall deliver to Delta the items described in this Section 4.03:
(a) Deliveries by US Airways with respect to the sale of the US Airways Initial Transferred Assets:
(i) a duly executed counterpart of each of the Assignment and Assumption Agreements assigning from US Airways to Delta the US Airways LaGuardia Leases, the Existing GSE Facilities Permit, the US Airways LaGuardia Parking Permits and the Port Approval Bond Documents;
(ii) a duly executed counterpart of the Assignment and Assumption Agreement(s) with respect to any Assumed Bond Documents that are not Port Approval Bond Documents;
(iii) a duly executed counterpart of the Assignment and Assumption Agreement assigning from Delta to US Airways each of the US Airways LaGuardia Contracts and the US Airways LaGuardia Permits;
(iv) a duly executed Bill of Sale by US Airways to Delta with respect to the US Airways LaGuardia Tangible Personal Property;
(v) the Related Real Estate Documents of US Airways applicable to the US Airways Initial Transferred Assets;
(vi) a copy of each of the US Airways Required Consents (duly executed by US Airways, if applicable);
(vii) instruments of conveyance or consents to assignment for the transfer of the LaGuardia Initial Slots, in form and substance reasonably satisfactory to Delta, duly executed by US Airways;
(viii) release of security interest in any US Airways Initial Transferred Assets by US Airways’ lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to Delta;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(ix) the certification referred to in Section 5.16(a);
(x) a duly executed notice and acknowledgement to be delivered pursuant to Section 7.18; and
(xi) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by Delta in connection herewith.
(b) Deliveries by US Airways with respect to the sale of the LaGuardia Subsequent Slots:
(i) instruments of conveyance or consents to assignment for the transfer of the LaGuardia Subsequent Slots, in form and substance reasonably satisfactory to Delta, duly executed by US Airways; and
(ii) all other agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by Delta in connection herewith.
(c) Deliveries by US Airways with respect to the purchase of the DCA Initial Slots:
(i) all agreements, documents, certificates, instruments or writings contemplated or described herein or as reasonably requested by US Airways in connection herewith.
(d) Deliveries by US Airways with respect to post-Initial Closing agreements:
(i) a duly executed counterpart of the US Airways LaGuardia Facilities License;
(ii) a duly executed counterpart of the US Airways LaGuardia Facilities Sublease;
(iii) a duly executed counterpart of the US Airways LaGuardia GSE Permit;
(iv) a duly executed counterpart of the DCA Initial Slot Lease; and
(v) a duly executed counterpart of the LaGuardia Initial Slot Lease.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(e) Deliveries by US Airways with respect to post-Subsequent Closing agreements:
(i) a duly executed counterpart of the DCA Subsequent Slot Lease; and
(ii) a duly executed counterpart of the LaGuardia Subsequent Slot Lease.
Section 4.04 Contemporaneous Effectiveness. All acts and deliveries prescribed by this Article IV with respect to the Initial Closing and the payment of the US Airways Initial Purchase Price and the Delta Initial Purchase Price, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred. All acts and deliveries prescribed by this Article IV with respect to the Subsequent Closing and the payment of the US Airways Subsequent Purchase Price and the Delta Subsequent Purchase Price, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF US AIRWAYS
US Airways represents and warrants to Delta that the statements contained in this Article V are true and correct as of the date hereof and as of the applicable Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of the such date), except as set forth in the disclosure schedule delivered by US Airways to Delta at or before the execution and delivery by US Airways of this Agreement (the “US Airways Disclosure Schedule”), which US Airways Disclosure Schedule refers to the specific section of the representations and warranties that is qualified by such disclosure and qualifies such other section or subsection of the US Airways Disclosure Schedule to which the relevance of such item is readily apparent on the face of such disclosure.
Section 5.01 Organization, Standing and Power. US Airways is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite corporate or other organizational power and authority to own, lease or otherwise hold the US Airways Transferred Assets and operate such assets as presently operated. US Airways is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 5.01, which are the only jurisdictions where US Airways’ ownership or use of the US Airways Transferred Assets requires it to be so qualified or licensed, with such exceptions as do not and would not reasonably be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 5.02 Authority; Execution and Delivery; Enforceability. US Airways has all requisite corporate power and authority to execute and deliver this Agreement and all agreements and instruments that are contemplated hereby (the “Ancillary Documents”) to be executed by US Airways, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance by US Airways of this Agreement and each of the Ancillary Documents to be executed by US Airways has been duly authorized by all necessary action on the part of US Airways, and no other corporate action on the part of US Airways or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents to be executed by US Airways or the consummation by US Airways of the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Documents to be executed by US Airways will, at the applicable Closing, have been, duly executed and delivered by US Airways, and, assuming the due authorization, execution and delivery by the other Parties, constitutes (or will constitute at the applicable Closing, as applicable) the legal, valid and binding obligations of US Airways enforceable against it in accordance with their respective terms.
Section 5.03 No Conflicts. Except as set forth on Schedule 5.03, the execution and delivery by US Airways of this Agreement and the Ancillary Documents to be executed by US Airways do not, and the performance by it of its obligations hereunder and thereunder and the consummation by US Airways of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to a right of termination, cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the US Airways Transferred Assets or give any others any interests or rights therein, under any provision of (i) the US Airways Charter or the US Airways Bylaws, (ii) any Contract or Permit to which US Airways is a party or by which any of the US Airways Transferred Assets is bound or (iii) subject to making the government filings and obtaining the consents and approvals referred to in Section 5.04, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to US Airways or any of the US Airways Transferred Assets or by which US Airways or any of the US Airways Transferred Assets is or may be bound other than in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses, Liens, restrictions or failure to obtain consents, waivers or approvals which do not, and would not be reasonably expected, individually or in the aggregate, to have a US Airways Material Adverse Effect.
Section 5.04 Consents. Except as set forth on Schedule 5.04, the execution, delivery and performance by US Airways of this Agreement and the Ancillary Documents to be executed by US Airways do not, and the consummation by US Airways of the transactions contemplated hereby and thereby do not and will not, require any consent, approval, license, permit, order, qualification, waiver or authorization of, or registration with or other action by, or any filing with or notification to, any Governmental Authority (each, a “Governmental Approval”) to be obtained or made by US Airways or its Affiliates (the “US Airways Required Consents”).
Section 5.05 Litigation. Except as set forth on Schedule 5.05(a), there is no Action pending or, to US Airways’ Knowledge, threatened (a) as of the date of this Agreement, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, (b) as of the date of this Agreement, seeking to prohibit or limit the ownership or operation by US Airways of the US Airways Transferred Assets or any portion thereof, or (c) which otherwise has or reasonably would be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect. Except for applicable DOT and FAA statutes and 14 CFR § 93 and as set forth on Schedule 5.05(b), there are no judgments, orders or decrees of any arbitrator or any other Governmental Authority binding on US Airways that relate to the US Airways Transferred Assets or otherwise affect the US Airways Transferred Assets.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 5.06 Compliance with Applicable Laws. Except as set forth on Schedule 5.06, the use and operation by US Airways of the US Airways Transferred Assets and the conduct of its business as it relates to the US Airways Transferred Assets comply with all Laws, including without limitation all applicable operating certificates and authorities, and all other rules, regulations, directives and policies (which for the purposes of this Section 5.06 would not include any terms and conditions of any US Airways LaGuardia Leases, the Existing GSE Facilities Permit, or US Airways LaGuardia Parking Permits) of the FAA, DOT, the MWAA, the Port Authority and all other Governmental Authorities having jurisdiction over the US Airways Transferred Assets except for such non-compliance as do not and would not reasonably be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect.
Section 5.07 Undisclosed Liabilities. Except for obligations arising after the consummation of the Initial Closing under Assumed US Airways Contracts and as set forth on Schedule 5.07, US Airways does not have any obligations, liabilities or commitments of any nature (whether direct or indirect, fixed or contingent, known or unknown, due or to become due, accrued or otherwise, and whether or not determined or determinable), and to the Knowledge of US Airways, there is no existing condition, situation or set of circumstances which would be expected to result in such an obligation, liability or commitment that, in any such case, would constitute an Assumed US Airways Liability.
Section 5.08 Title to Assets. Except as set forth on Schedule 5.08, US Airways has good and valid title to, or holds by valid and existing leases or licenses for, all of the US Airways Transferred Assets (excluding the US Airways LaGuardia Leases, the Existing GSE Facilities Permit and the US Airways LaGuardia Parking Permits, which are addressed in Section 5.13), free and clear of all Liens other than Permitted Liens. Neither US Airways nor any of its Affiliates has signed any financing statement under the UCC or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the US Airways Transferred Assets (excluding the real property assets which are addressed in Section 5.13) except with respect to Liens that will be released at or prior to the applicable Closing. At the applicable Closing, US Airways will convey to Delta good and valid title to all of the US Airways Transferred Assets (excluding the US Airways LaGuardia Leases which are addressed in Section 5.13), free and clear of all Liens other than Permitted Liens.
Section 5.09 Condition of Assets. Except as set forth on Schedule 5.09, all equipment included in the US Airways Transferred Assets is in operating condition (taking into account the age of such assets), ordinary wear and tear excepted.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 5.10 Assumed US Airways Contracts. Schedule 5.10 lists each Assumed US Airways Contract in effect on the date hereof. Each Assumed US Airways Contract (excluding for purposes of this sentence only the US Airways LaGuardia Leases, Existing GSE Facilities Permit, and US Airways LaGuardia Parking Permits which are addressed in Section 5.13) is a legal, valid and binding obligation of US Airways and, to the Knowledge of US Airways, each other party to such Assumed US Airways Contract. Each Assumed US Airways Contract is enforceable against US Airways and, to the Knowledge of US Airways, each other party to such Assumed US Airways Contract in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law)). Except as set forth on Schedule 5.10, none of US Airways or, to the Knowledge of US Airways, any other party to an Assumed US Airways Contract, is in breach of, or default under, any Assumed US Airways Contract, US Airways has not waived in writing any right under any Assumed US Airways Contract, there are no unresolved material disputes under any of the Assumed US Airways Contracts, and, to the Knowledge of US Airways, there does not exist any event, condition or omission, whether after notice or lapse of time or both, that would constitute a material breach or material violation of, or material default by, US Airways or, to the Knowledge of US Airways, any other party under, any Assumed US Airways Contract. US Airways has not given to or received from any other Person, at any time since January 1, 2008, any written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed US Airways Contracts. Copies of all written, and a description of all oral, Assumed US Airways Contracts, together with all modifications, amendments and supplements thereto, have been provided to Delta prior to the date of this Agreement.
Section 5.11 Slots. Schedule 5.11 sets forth a true, correct and complete list of the LaGuardia Slots, including identification of all such LaGuardia Slots, and each LaGuardia Slot is eligible for use by an air carrier. US Airways is in compliance in all material respects with the requirements of the regulations and orders issued by FAA and DOT and any other Laws and requirements with respect to such LaGuardia Slots. Other than Order 2006-25755-82, as of the date hereof, US Airways has not received, within the last three (3) years, any notice, and has no Knowledge, of any proposed withdrawal of, or contemplated restriction with respect to any of the LaGuardia Slots by the FAA, the DOT or any other Governmental Authority. The LaGuardia Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Federal Aviation Act, were not acquired pursuant to 14 C.F.R. § 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. § 93.217. During the period two months prior to the date hereof and the applicable Closing Date, US Airways has used or caused the use of each LaGuardia Slot in compliance with FAA’s Order, Operating Limitations at New York LaGuardia Airport, Docket No. FAA 2006-25755-82 dated December 13, 2006, published in the Federal Register at 71 Fed. Reg. 77854 (Dec. 27, 2006)), as such order may be amended or re-codified from time to time, as may have been required to protect such LaGuardia Slot’s authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority. All reports required by the FAA or any Governmental Authority relating to the LaGuardia Slots during the past three years have been filed in a timely manner.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 5.12 Insurance. US Airways has in place insurance policies with respect to the US Airways LaGuardia Properties, in amounts and types that are customary in the industry for similar assets, and all such policies are in full force and effect.
Section 5.13 Real Property.
(a) Except as set forth on Schedule 5.13(a), US Airways has a legal, valid, and binding leasehold interest in each of the US Airways LaGuardia Leases and a legal, valid and binding interest in the Existing GSE Facilities Permit and each of the US Airways LaGuardia Parking Permits, in each case free and clear of all Liens, except Permitted Liens.
(b) There are no pending, or to the Knowledge of US Airways, threatened, appropriation, condemnation, eminent domain or like proceedings relating to the US Airways LaGuardia Leased Real Property.
(c) There are no outstanding options, rights of first offer or refusal, rights of termination, or other pre-emptive rights or purchase rights with respect to the interest of US Airways in all or any portion of the US Airways LaGuardia Leased Real Property, except as may be set forth in the applicable US Airways LaGuardia Lease, Existing GSE Facilities Permit, or US Airways LaGuardia Parking Permit or in connection with the Bonds and/or any of the Bond Documents. The Port Authority has not delivered any written or oral notice to US Airways pursuant to which it has exercised any option to purchase, terminate, or reduce US Airways’ interest in all or any portion of the US Airways LaGuardia Leases, Existing GSE Facilities Permit, US Airways LaGuardia Parking Permits, and/or any portions of the US Airways LaGuardia Leased Real Property.
(d) US Airways has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or with respect to the US Airways LaGuardia Leased Real Property or any part or component thereof that would materially and adversely affect the insurability of such property or cause any material increase in the premiums for insurance for such property that have not been cured or repaired.
(e) Except as set forth on Schedule 5.13(e) and for contracts entered into after the date hereof in accordance with Section 7.01, US Airways does not lease, sublease, license or otherwise permit the occupancy of any portion of the US Airways LaGuardia Leased Real Property to or by any other Person and there is no Person in possession of the US Airways LaGuardia Leased Real Property without any such permission.
Section 5.14 Bonds.
(a) Schedule 5.14(a) sets forth the remaining debt service payments with respect to the outstanding Bonds as of the date hereof, including the amount of and date on which principal and interest payments are payable, as well as a listing of the balance as of April 30, 2011 of each of the Bond Accounts. All right, title and interest of US Airways with respect to the Bond Accounts is assignable in connection with the assignment of the Assumed Bond Documents. The Eastern Shuttle Documents are no longer of any force or effect nor have any effect on the transactions contemplated by this Agreement.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) Schedule 5.14(b) sets forth a list of all of the property which is pledged to the Port Authority as of the date hereof pursuant to the Personal Property Security Interest.
Section 5.15 Environmental Matters.
(a) Except as set forth on Schedule 5.15, the use and operation of the US Airways Transferred Assets is and has been during the last four years in full compliance with all applicable US Airways Environmental Laws, and consistent with Delta’s ability to own, use or operate the US Airways Transferred Assets in substantially the same manner as the US Airways Transferred Assets are presently owned, used or operated by US Airways. Except as set forth on Schedule 5.15(a)-1 or has been fully resolved in writing, US Airways has not received any written communication from any Person that alleges that US Airways is not in such full compliance, and, to US Airways’ Knowledge, there are no circumstances (other than changes in existing, or future requirements of, Environmental Laws) that could reasonably be expected to prevent or interfere with such full compliance in the future. Schedule 5.15(a)-2 sets forth a true, correct and complete list of all orders, decrees or other agreements relating to the US Airways Transferred Assets issued pursuant to or entered into under any US Airways Environmental Law.
(b) Except as set forth on Schedule 5.15(b), there is no US Airways Environmental Claim relating to the ownership or use of the US Airways Transferred Assets pending or to US Airways’ Knowledge, threatened against US Airways or against any Person whose liability for such US Airways Environmental Claim US Airways has retained or assumed either contractually or by operation of law.
(c) Except as set forth on Schedule 5.15(c), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern relating to the ownership or use of the US Airways Transferred Assets that could be reasonably expected to give rise to a US Airways Environmental Claim against or involving the US Airways Transferred Assets, US Airways or any Person whose liability for such US Airways Environmental Claim US Airways has retained or assumed either contractually or by operation of law.
(d) Without in any way limiting the generality of the foregoing, to US Airways’ Knowledge, (i) all onsite locations where any US Airways or its Affiliates or any other occupant has stored, disposed or arranged for the disposal of Materials of Environmental Concern from 2005 to the Initial Closing Date relating to the US Airways Transferred Assets are identified on Schedule 5.15(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, included in the US Airways Transferred Assets (if any) are identified on Schedule 5.15(d), (iii) except as set forth on Schedule 5.15(d), there is no damaged and friable asbestos or lead-based paint coatings in poor condition contained in or forming part of the US Airways LaGuardia Leased Real Property and (iv) except as set forth on Schedule 5.15(d), no polychlorinated biphenyls (PCB’s) are used at the US Airways LaGuardia Leased Real Property in violation of US Airways Environmental Laws.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(e) US Airways has delivered or otherwise made available for inspection to Delta true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by US Airways or its Affiliates pertaining to Materials of Environmental Concern in, on, beneath or adjacent to the US Airways Transferred Assets or any other site where the Materials of Environmental Concern generated at or by the US Airways Transferred Assets were released or disposed of, or regarding the US Airways Transferred Assets’ compliance with applicable US Airways Environmental Laws.
(f) For purposes of this Agreement but only as it relates to the US Airways Transferred Assets, the following terms shall have the following meanings:
(i) “US Airways Environmental Claim” means any written notice by any Governmental Authority or Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) (A) which has or reasonably would be expected, individually or in the aggregate, to have a US Airways Material Adverse Effect, and (B) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by US Airways or (y) any violation, or alleged violation, of any US Airways Environmental Law.
(ii) “US Airways Environmental Laws” means all Laws applicable to the respective US Airways Transferred Assets or the Assumed US Airways Liabilities and relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.
Section 5.16 Taxes.
(a) US Airways is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder, and US Airways will provide certification to that effect to Delta at the Initial Closing.
(b) There are no Actions now pending, nor, to the Knowledge of US Airways are there any Actions or claims pending or proposed against US Airways, nor are there any pending audits, investigations or examinations by the IRS or other Governmental Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that would reasonably be expected to result in a Lien on the US Airways Transferred Assets.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 5.17 Brazilian Route Authorities. Schedule 5.17 sets forth a true, correct and complete list of all US Airways Brazilian Route Authorities. Except as set forth on Schedule 5.17, no US Airways Brazilian Route Authority has been or, to US Airways’ Knowledge, is threatened to be subject to any forfeiture, expiration without renewal, termination or other loss thereof.
Section 5.18 Brokers or Finders. US Airways has not entered into any agreement, arrangement or understanding nor has it dealt with any Person which could result in the obligation of US Airways or Delta to pay any finder’s fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF DELTA
Delta represents and warrants to US Airways that the statements contained in this Article VI are true and correct as of the date hereof and as of the applicable Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of the such date), except as set forth in the disclosure schedule delivered by Delta to US Airways at or before the execution and delivery by Delta of this Agreement (the “Delta Disclosure Schedule”), which Delta Disclosure Schedule refers to the specific section of the representations and warranties that is qualified by such disclosure and qualifies such other section or subsection of the Delta Disclosure Schedule to which the relevance of such item is readily apparent on the face of such disclosure.
Section 6.01 Organization, Standing and Power. Delta is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite corporate or other organizational power and authority to own, lease or otherwise hold the Delta Transferred Assets and operate such assets as presently operated. Delta is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 6.01, which are the only jurisdictions where Delta’s ownership or use of the Delta Transferred Assets requires it to be so qualified or licensed, with such exceptions as do not and would not reasonably be expected, individually or in the aggregate, to have a Delta Material Adverse Effect.
Section 6.02 Authority; Execution and Delivery; Enforceability. Delta has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to be executed by Delta, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance by Delta of this Agreement and each of the Ancillary Documents to be executed by Delta has been duly authorized by all necessary action on the part of Delta, and no other corporate action on the part of Delta or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents to be executed by Delta or the consummation by Delta of the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Documents to be executed by Delta will, at the applicable Closing, have been, duly executed and delivered by Delta, and, assuming the due authorization, execution and delivery by the other Party, constitutes (or will constitute at the applicable Closing, as applicable) the legal, valid and binding obligations of Delta, enforceable against it in accordance with their respective terms.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 6.03 No Conflicts. Except as set forth on Schedule 6.03, the execution and delivery by Delta of this Agreement and the Ancillary Documents to be executed by Delta do not, and the performance by it of its obligations hereunder and thereunder and the consummation by Delta of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to a right of termination, cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the Delta Transferred Assets or give any others any interests or rights therein, under any provision of (i) the Delta Charter or the Delta Bylaws, (ii) any Contract or Permit to which Delta is a party or by which any of the Delta Transferred Assets is bound, or (iii) subject to making the government filings and obtaining the consents and approvals referred to in Section 6.04, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Delta or any of the Delta Transferred Assets or by which Delta or any of the Delta Transferred Assets is or may be bound other than in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses, Liens, restrictions or failure to obtain consents, waivers or approvals which do not, and would not be reasonably expected, individually or in the aggregate, to have a Delta Material Adverse Effect.
Section 6.04 Consents. Except as set forth on Schedule 6.04, the execution, delivery and performance by Delta of this Agreement and the Ancillary Documents to be executed by Delta do not, and the consummation by Delta of the transactions contemplated hereby and thereby do not and will not, require any Governmental Approval to be obtained or made by Delta or its Affiliates (the “Delta Required Consents”).
Section 6.05 Litigation. Except as set forth on Schedule 6.05(a), there is no Action pending or, to Delta’s Knowledge, threatened (a) as of the date of this Agreement, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, (b) as of the date of this Agreement, seeking to prohibit or limit the ownership or operation by Delta of the Delta Transferred Assets or any portion thereof, or (c) which otherwise has or reasonably would be expected, individually or in the aggregate, to have a Delta Material Adverse Effect. Except for applicable DOT and FAA statutes and 14 CFR § 93 and as set forth on Schedule 6.05(b), there are no judgments, orders or decrees of any arbitrator or any other Governmental Authority binding on Delta that relate to the Delta Transferred Assets or otherwise affect the Delta Transferred Assets.
Section 6.06 Compliance with Applicable Laws. Except as set forth on Schedule 6.06, the use and operation by Delta of the Delta Transferred Assets and the conduct of its business as it relates to the Delta Transferred Assets comply with all Laws, including without limitation all applicable operating certificates and authorities, and all other rules, regulations, directives and policies of the FAA, DOT, the MWAA, the Port Authority and all other Governmental Authorities having jurisdiction over the Delta Transferred Assets except for such non-compliance as do not and would not reasonably be expected, individually or in the aggregate, to have a Delta Material Adverse Effect.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 6.07 Undisclosed Liabilities. Except as set forth on Schedule 6.07, Delta does not have any obligations, liabilities or commitments of any nature (whether direct or indirect, fixed or contingent, known or unknown, due or to become due, accrued or otherwise, and whether or not determined or determinable), and to the Knowledge of Delta, there is no existing condition, situation or set of circumstances which would be expected to result in such an obligation, liability or commitment that, in any such case, would not constitute an Excluded Delta Liability.
Section 6.08 Title to Assets. Except as set forth on Schedule 6.08, Delta has good and valid title to, or holds by valid and existing leases or licenses for, all of the Delta Transferred Assets, free and clear of all Liens other than clause (a) of Permitted Liens. Neither Delta nor any of its Affiliates has signed any financing statement under the UCC or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of the Delta Transferred Assets except with respect to Liens that will be released at or prior to the applicable Closing. At the applicable Closing, Delta will convey to US Airways good and valid title to all of the Delta Transferred Assets, free and clear of all Liens.
Section 6.09 Reserved.
Section 6.10 Reserved.
Section 6.11 DCA Slots. Schedule 6.11 sets forth a true, correct and complete list of the DCA Slots, including identification of all such DCA Slots, and each DCA Slot is designated as an air carrier Slot. Delta is in compliance in all material respects with the requirements of the regulations and orders issued by FAA and DOT and any other Laws and requirements with respect to such DCA Slots. As of the date hereof, Delta has not received, within the last three (3) years, any notice, and has no Knowledge, of any proposed withdrawal of, or contemplated restriction with respect to any of the DCA Slots by the FAA, the DOT or any other Governmental Authority. The DCA Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Federal Aviation Act, were not acquired pursuant to 14 C.F.R. § 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. § 93.217. During the period two months prior to the date hereof and the applicable Closing Date, Delta has used or caused the use of each DCA Slot in compliance with 14 C.F.R. § 93.227(i), as amended from time to time, as may have been required to protect such DCA Slot’s authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority. All reports required by the FAA or any Governmental Authority relating to the DCA Slots during the past three years have been filed in a timely manner.
Section 6.12 Reserved.
Section 6.13 Reserved.
Section 6.14 Reserved.
Section 6.15 Reserved.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 6.16 Taxes.
(a) Delta is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder, and Delta will provide certification to that effect to US Airways at the Initial Closing.
(b) There are no Actions now pending, nor, to the Knowledge of Delta, are there any Actions or claims pending or proposed against Delta, nor are there any pending audits, investigations or examinations by the IRS or other Governmental Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that would reasonably be expected to result in a Lien on the DCA Slots.
Section 6.17 Delta Brazilian Route Authorities/GRU Slots.
(a) Schedule 6.17(a) sets forth a true, correct and complete list of all Delta Brazilian Route Authorities. Except as set forth on Schedule 6.17(a), no Delta Brazilian Route Authority has been or, to Delta’s Knowledge, is threatened to be subject to any forfeiture, expiration without renewal, termination or other loss thereof.
(b) Delta is in compliance in all material respects with the requirements of the Government of the Federative Republic of Brazil and any other applicable Laws with respect to the GRU Slots. As of the date hereof, except as set forth on Schedule 6.17(b), Delta has not received, within the last three (3) years, any written notice, and has no Knowledge, of any proposed withdrawal of, or contemplated restriction with respect to, the GRU Slots by any applicable Governmental Authority including without limitation the Brazil Slot Coordinator. During the most recent IATA scheduling season prior to the date hereof and the Initial Closing Date, Delta has used or caused the use of each GRU Slot in compliance with the Brazil Use Provisions, as may have been required to protect such GRU Slots’ authorization from termination or withdrawal under applicable Law.
Section 6.18 Brokers or Finders. Delta has not entered into any agreement, arrangement or understanding nor has it dealt with any Person which could result in the obligation of Delta or US Airways to pay any finder’s fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby.
ARTICLE VII
OTHER COVENANTS AND AGREEMENTS
Section 7.01 Operation of the US Airways Transferred Assets Prior to Closing. Except for matters set forth on Schedule 7.01 or otherwise expressly permitted by this Agreement or with the prior written consent of Delta (which will not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until (i) the Initial Closing with respect to the US Airways Initial Transferred Assets and (ii) the Subsequent Closing with respect to the LaGuardia Subsequent Slots, US Airways shall:
(a) except as may be required by Law, operate the US Airways Transferred Assets in the usual, regular and ordinary course as presently conducted and consistent with past practice;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) not take or omit to take any action as a result of which any representation or warranty of US Airways made in Article V would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action (provided that US Airways shall have the right to lease, sublease, license and/or grant use or other occupancy rights with respect to portions of its facilities to third parties in the ordinary course of business but only to the extent any such arrangement shall be terminated prior to the Initial Closing Date, shall not give rise to any Assumed US Airways Liability and shall be subject to the indemnity obligations of US Airways pursuant to Section 9.03(a)(iv));
(c) maintain all of the US Airways LaGuardia Properties in their current condition and state of repair, ordinary wear and tear excepted and, in the event of material damage to or destruction of all or any portion of the US Airways LaGuardia Properties prior to the Initial Closing, whether insured or not, US Airways will promptly commence and diligently pursue the restoration or replacement of such US Airways LaGuardia Properties to the condition existing immediately prior to such damage or destruction, subject to (i) the terms and conditions of any US Airways LaGuardia Lease affecting such US Airways LaGuardia Properties and the rights and obligations thereunder, (ii) consultation with and agreement in writing of Delta relating to alternative modifications to the facilities consistent with the terms of this Agreement and (iii) the agreement of the Parties with respect to the US Airways maintenance projects that are the subject of Section 7.20;
(d) except for mortgages or pledges pursuant to the Citi Loan Agreement, the Bond Documents, or any existing provisions of the US Airways LaGuardia Leases, not mortgage, pledge, sell or dispose of any US Airways Transferred Assets (other than obsolete equipment or personal property in the ordinary course and other than pursuant to any lease, sublease, license or use or other occupancy agreement entered into with respect to portions of its facilities to third parties in the ordinary course of business, but only to the extent any such agreement shall be terminated prior to the Initial Closing Date, shall not give rise to any Assumed US Airways Liability and shall be subject to the indemnity obligations of US Airways pursuant to Section 9.03(a)(iv)), and not waive, release, grant, transfer or permit to lapse any rights of material value with respect to any US Airways Transferred Assets, including without limitation any LaGuardia Slots;
(e) not enter into or agree to any amendment, modification, assignment, termination or waiver, settle any claim or Action or waive or release any rights or claims, in each case with respect to any US Airways Transferred Asset or Assumed US Airways Liability; provided, however, that notwithstanding Section 7.01(b) and/or (d), US Airways shall be permitted to enter into, subject to receipt of Delta’s prior written consent, concession agreements together with any amendments, modifications or terminations to existing concession agreements in the ordinary course of business consistent with past practices;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(f) comply in all material respects with all provisions of any Assumed US Airways Contract;
(g) continue to use and operate the LaGuardia Slots and all other US Airways Transferred Assets in the usual, regular and ordinary course as presently conducted, in a manner consistent with prior practice, applicable agreements and in accordance with all applicable Laws, and shall not enter into any Contract nor otherwise act, consent to any other Person to act, to restrict, interfere with or prevent the use of such LaGuardia Slots and the other US Airways Transferred Assets;
(h) not use the LaGuardia Slots for the provision of essential air service;
(i) promptly make all required filings with the FAA, with respect to the LaGuardia Slots;
(j) except for short-term trades or slides in the ordinary course of business that will terminate prior to the applicable Closing, not return to the FAA or any applicable Governmental Authority any LaGuardia Slots or trade, rent, lease, sell, encumber in any manner (other than Permitted Liens or Liens under the Citi Loan Agreement which will be released at or prior to the applicable Closing) or otherwise transfer any LaGuardia Slots; and
(k) authorize or enter into any agreement or otherwise make any commitment (in writing or otherwise) to do any of the foregoing.
Section 7.02 Operation of the DCA Slots Prior to Closing. Except for matters set forth on Schedule 7.02 or otherwise expressly permitted by this Agreement or with the prior written consent of US Airways (which will not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until (i) the Initial Closing with respect to the DCA Initial Slots and (ii) the Subsequent Closing with respect to the DCA Subsequent Slots, Delta shall:
(a) except as may be required by Law, operate the DCA Slots in the usual, regular and ordinary course as presently conducted and consistent with past practice;
(b) not take or omit to take any action as a result of which any representation or warranty of Delta made in Article VI would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;
(c) except for mortgages or pledges pursuant to the JP Morgan Credit Agreement, not mortgage, pledge, sell or dispose of any of the DCA Slots, and not waive, release, grant, transfer or permit to lapse any rights of material value with respect to any DCA Slots;
(d) not enter into or agree to any amendment, modification, assignment, termination or waiver, settle any claim or Action or waive or release any rights or claims, in each case with respect to any DCA Slots;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(e) continue to use and operate the DCA Slots in the usual, regular and ordinary course as presently conducted, in a manner consistent with prior practice, applicable agreements and in accordance with all applicable Laws, and shall not enter into any Contract nor otherwise act, nor consent to any other Person to act, to restrict, interfere with or prevent the use of the DCA Slots;
(f) not use the DCA Slots for the provision of essential air service;
(g) promptly make all required filings with the FAA with respect to the DCA Slots;
(h) except for short-term trades or slides in the ordinary course of business that will terminate prior to the Closing, not return to the FAA or any applicable Governmental Authority any DCA Slots or trade, rent, lease, sell, encumber in any manner (other than Permitted Liens or Liens under the JP Morgan Credit Agreement which will be released at or prior to the applicable Closing) or otherwise transfer any DCA Slots; and
(i) authorize or enter into any agreement or otherwise make any commitment (in writing or otherwise) to do any of the foregoing.
Section 7.03 Slot Trades.
(a) The Parties hereto acknowledge and agree that from time to time, in connection with the operation of their respective flight schedules at [*], it may be necessary for both Parties to execute Slot trades with other carriers, and in particular [*] (an “IATA Season”). From and after the Second Transition Date until the later of (x) the end of the IATA summer season in [*], the Parties agree to cooperate in good faith in accordance with industry practice with respect to trading Slots. In furtherance of the foregoing, except as may be prohibited by applicable Law or if any Slots in the Requested Slot Times are withdrawn or otherwise terminated due to regulatory action, Delta agrees that from and after the Closing until the later of (x) the end of the IATA summer season in [*], Delta will not offer to trade Slots at [*] in the Requested Slot Times to [*] other than any Affiliate of Delta or any Delta Connection Carrier without having previously offered to trade such Slots in the Requested Slot Times with US Airways with respect to each IATA Season, provided that (i) the foregoing restriction shall not apply with respect to any IATA Season during such period unless US Airways notifies Delta in writing [*] during such period that US Airways desires to trade such Slots in the Requested Slot Times with Delta and (ii) in the event Delta offers and US Airways agree to trade any such Slots, unless otherwise agreed by the Parties, Delta will trade to US Airways and US Airways will trade to Delta all but not less than all of the Slots with the Slot times set forth on Schedule 1.01-U hereof held by each such Party, respectively, or such other Slot times as the Parties shall mutually agree. Each Party shall have the option in its sole discretion to provide the use of such Slots consistent with customary industry practices and transfer of operator status only, and no additional consideration shall be payable by either Party with respect to any such Slot trade. Each Party’s interest in the Slots provided to it by the other Party pursuant to any such trades between US Airways and Delta will include the right to operate, or to allow an Affiliate of the Party or any regional carrier or codeshare partner of such Party operating

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

scheduled flights under the flight designator code of such Party or its Affiliates to operate, the applicable Slots at the specified time and for a departure or arrival only during the applicable IATA Season and no additional rights with respect to such Slots shall be transferred or inferred. At the end of the applicable IATA Season, the right to use and operate such Slots will revert to the original holder of such Slots. Each of Delta and US Airways agrees that, in connection with any Slot trade or other transaction pursuant to this Section 7.03, the Party operating the Slots shall use such Slots in compliance with FAA’s Order, [*], as such order may be amended or re-codified from time to time to protect such Slots’ authorization from termination or withdrawal under regulations established by any Governmental Authority or airport authority. Except for the third sentence above in this Section 7.03(a), neither Delta nor US Airways shall be restricted in their ability to enter into, from time to time, with each other or other carriers, additional Slot trades at [*].
(b) At US Airway’s option, so long as US Airways has provided prior written notice to Delta [*] IATA summer season electing the transfers contemplated hereby to occur, effective as of the commencement of the [*] IATA summer season (the “Transfer Date”) and subject to (i) receipt of all consents, approvals or waivers of any Governmental Authorities including without limitation the DOT approval required to be obtained for such transfers and (ii) the release of any restrictions under the Bond Documents to the transfer contemplated by clause (ii) below:
(i) Subject to consummation of the [*] Transfer, Delta shall convey, assign, transfer and deliver to US Airways and/or its Affiliates, and US Airways shall assume, acquire and accept transfer and assignment of all but not less than all of the Slots at [*] in the times set forth on Schedule 1.01-V (the “[*] Slots”), free and clear of any Liens (the “[*] Transfer”). With respect to the [*], Delta shall deliver to US Airways instruments of conveyance or consents to assignment for the transfer of the [*] Slots, in form and substance reasonably satisfactory to US Airways, duly executed by Delta; and
(ii) Subject to consummation of the [*] Transfer, US Airways shall convey, assign, transfer and deliver to Delta and/or its Affiliates, and Delta shall assume, acquire and accept transfer and assignment of all but not less than all of the Slots at [*] in the times set forth on Schedule 1.01-W (the “[*] Slots”), free and clear of any Liens (the “[*] Transfer”). With respect to the [*] Transfer, US Airways shall deliver to Delta instruments of conveyance or consents to assignment for the transfer of the [*] Slots, in form and substance reasonably satisfactory to Delta, duly executed by US Airways.
(c) Delta agrees that it shall pay to US Airways the Fair Market Value of the [*] Slots as agreed upon by the Parties or, in the event the Parties cannot agree, as determined by [*] (the “[*]”), for all but not less than all of the [*] Slots and US Airways shall pay to Delta the amount of the [*] for all but not less than all of the [*] Slots. Each Party shall (i) pay such amounts in cash by wire transfer of immediately available funds in accordance with the written payment instructions furnished by the other Party at least one Business Day prior to closing, payable upon consummation of the transfers contemplated in this Section 7.03(b) and (ii) use best efforts to effectuate the [*] Transfer and the [*] Transfer on the Transfer Date.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(d) Each Party agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws, including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority, to effectuate the [*] Transfer and the [*] Transfer in accordance with the terms and conditions of this Agreement.
(e) At the closing of the purchase of the [*] Slots, Delta shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the LaGuardia Slots and shall execute and deliver such other documents and instruments as US Airways may reasonably request to effectuate the transfer.
(f) At the closing of the purchase of the [*] Slots, US Airways shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the LaGuardia Slots and shall execute and deliver such other documents and instruments as US Airways may reasonably request to effectuate the transfer.
(g) If US Airways does not provide written notice in accordance with Section 7.03(b) above, the obligations of the parties pursuant to Sections 7.03(b)-(f) shall terminate.
Section 7.04 Delta Investigations.
(a) In addition to any other covenants of access set forth in this Agreement, subject to applicable Laws and regulations, US Airways shall use reasonable efforts to cooperate with and provide Delta, or any of its respective Representative(s), with reasonable access to its US Airways LaGuardia Properties upon reasonable prior notice by Delta to US Airways, during normal business hours, solely for the purpose of collecting information and preparing and applying for consents and permitting in anticipation of post-Initial Closing work with respect to such US Airways LaGuardia Properties and conducting and undertaking, or causing to be conducted or undertaken, at its sole cost and expense, non-invasive examinations, inspections, surveys, and similar physical investigations of the engineering, mechanicals, systems, improvements, or other property, plant, and equipment located at or on the US Airways LaGuardia Leased Real Properties, including, without limitation, a review of any and all of the Related Real Estate Documents of US Airways (each, a “Delta Investigation”) and will cause to be made available all documents, records and information (and copies thereof) in its possession pertaining to the US Airways Transferred Assets or Assumed US Airways Liabilities as Delta may reasonably request; provided that US Airways shall have the right to have a Representative on its behalf accompany Delta and its Representatives during any Delta Investigation and no investigation or receipt of information by Delta pursuant to, or in connection with, the investigation contemplated by this Section 7.04 or otherwise will diminish or obviate any of the representations, warranties, covenants or agreements of US Airways under this Agreement or the conditions to the obligations of Delta under this Agreement; and

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) Delta shall, and shall cause its Representatives to use reasonable best efforts not to interfere with the operations of US Airways at its US Airways LaGuardia Leased Real Properties at any time while undertaking any Delta Investigation and under no circumstances undertake any action that could reasonably be expected to violate the terms of the US Airways LaGuardia Leases, Existing GSE Facilities Permit, US Airways LaGuardia Parking Permits or US Airways LaGuardia Permit, in each case to the extent copies of such documents have been provided to Delta.
Section 7.05 Reserved.
Section 7.06 Reserved.
Section 7.07 Notification. During the period prior to the Subsequent Closing; provided, that the provisions of this Section 7.07 shall only apply after the Initial Closing as related to the assets to be transferred at the Subsequent Closing:
(a) US Airways shall notify Delta in writing, and Delta shall notify US Airways in writing, of any Action commenced or, to its Knowledge, threatened against US Airways or Delta, as the case may be, which challenges or would adversely affect the ability of either Party to perform its obligations under this Agreement or the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby or thereby.
(b) US Airways shall give prompt notice to Delta, and Delta shall give prompt notice to US Airways, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.
(c) US Airways shall, within fifteen (15) days after the end of each bimonthly period prior to the Subsequent Closing, provide Delta with copies of all reports submitted to the FAA regarding US Airways’ scheduled operations of its LaGuardia Slots for the prior two months and a report of any variances between US Airways’ actual operations of its LaGuardia Slots and such scheduled operations during such period;
(d) US Airways shall notify Delta in writing of any incidents or accidents occurring on or after the date hereof involving any US Airways Transferred Assets that resulted or could reasonably be expected to result in damages or losses in excess of $100,000;
(e) US Airways shall notify Delta in writing if it receives any notice or otherwise becomes aware that the FAA or DOT or any other Governmental Authority is proposing to withdraw or is considering withdrawal of, any of the LaGuardia Slots;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(f) US Airways shall notify Delta in writing of (i) the commencement of any Action against US Airways that could impair US Airways’ ability to perform its obligations under this Agreement or the Ancillary Documents to which it is or will be a party, (ii) the commencement of any Action relating to or involving the US Airways Transferred Assets or the Assumed US Airways Liabilities, or (iii) the existence of (Y) any adverse business conditions arising on or after the date hereof threatening the ownership, operation or use of the US Airways Transferred Assets, or (Z) any agreement, consent or order of the FAA, DOT or the Port Authority involving any of the US Airways Transferred Assets or the Assumed US Airways Liabilities.
(g) Delta shall, within fifteen (15) days after the end of each bimonthly period prior to the Subsequent Closing, provide US Airways with copies of all reports submitted to the FAA regarding Delta’s scheduled operations of its DCA Slots for the prior two months and a report of any variances between Delta’s actual operations of its DCA Slots and such scheduled operations during such period;
(h) Reserved;
(i) Delta shall notify US Airways in writing if it receives any notice or otherwise becomes aware that the FAA or DOT or any other Governmental Authority is proposing to withdraw or is considering withdrawal of, any of the DCA Slots; and
(j) Delta shall notify US Airways in writing of (i) the commencement of any Action against Delta that could impair Delta’s ability to perform its obligations under this Agreement or the Ancillary Documents to which it is or will be a party, (ii) the commencement of any Action relating to or involving the DCA Slots, or (iii) the existence of (Y) any adverse business conditions arising on or after the date hereof threatening the ownership, operation or use of the DCA Slots, or (Z) any agreement, consent or order of the FAA, DOT or the Port Authority involving any of the DCA Slots.
Section 7.08 Required Actions.
(a) Upon the terms and subject to the conditions and limitations set forth in this Agreement (including those set forth in Section 7.08(c)), each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers of any Governmental Authority, (iii) obtain all necessary third party consents, including the release of all security interests in the Transferred Assets and applicable UCC-3 termination statements, (iv) seeking from the Port Authority, for delivery at or prior to the Initial Closing Date, each of those items set forth on Schedule 7.08(a)(iv), (v) seeking from the Port Authority the preferred form of

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Assignment and Assumption Agreement (or the preferred form of any other agreement or instrument that may include terms and conditions that are closing conditions pursuant to Section 8.02(e)(ii)) as chosen by the Party that is assuming the applicable Port Authority Document or has the benefit of the applicable closing condition, and (vi) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that nothing in the foregoing or this Agreement shall require the Parties to (w) seek amendment or waiver of any financing or bank agreement, (x) bring any action against its agent, lenders or bond holders, (y) pay any fees to such agent, lenders or bond holders in connection herewith (other than any payments that may be required by the current terms of any financing or bank agreement with respect to a sale of assets required by Section 7.08(c)) or (z) except as expressly set forth in Section 7.08(c) sell, lease, hold separate or otherwise dispose of any Slots, facilities or any other assets of the Parties. Notwithstanding any other provision of this Agreement to the contrary, the Parties agree that (A) each Party shall (1) file the Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice no later than two (2) Business Days after the execution of this Agreement, (2) with respect to any “second request” for information issued by the United States Department of Justice pursuant to the HSR Act, certify such Party’s substantial compliance with such request no later than sixty (60) days after the date of such request, (3) execute and file with the DC Circuit Court of Appeals a voluntary dismissal in the pending matter captioned, “Delta Air Lines, Inc. and US Airways, Inc. vs. FAA and US Department of Transportation, Case No. 1153 pending with the DC Circuit Court of Appeals no later than two (2) Business Days after the execution of this Agreement, and (4) file with the FAA no later than (2) Business Days after the date of this Agreement a waiver request seeking the issuance of the FAA/DOT Order (as defined herein), and (B) the respective obligations of a Party pursuant to this Agreement to take the actions set forth in the foregoing clauses (1) through (4) shall be deemed satisfied if such Party takes such actions within the respective time periods set forth in clauses (1) through (4).
(b) Each of Delta and US Airways shall cooperate regarding, and keep the other reasonably apprised of the status of, matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection (i) with obtaining all required approvals or consents of any Governmental Authority and (ii) all other communications with any Governmental Authority (which for purposes of this Section 7.08 includes staff of any such Governmental Authority and any elected or appointed member of a Governmental Authority) with respect to the transactions contemplated by this Agreement. In that regard, unless and to the extent prohibited by Law, each Party shall without limitation: (A) promptly notify the other of, and, if in writing, furnish the other with copies of (or, in the case of substantive oral communications, advise the other orally of), any communications from or with any Governmental Authority with respect to the transactions contemplated by this Agreement as they relate to the Transferred Assets, (B) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any proposed oral) substantive communication with any such Governmental Authority with respect to the transactions contemplated by this Agreement, (C) not participate in any meeting or oral substantive communication with any such Governmental Authority, with respect to the transactions contemplated by this Agreement, unless it (1) consults with the other in advance and (2) if requested by the other Party, includes such other Party in the applicable meeting or oral substantive communication,

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(D) furnish the other with copies of all substantive correspondence, filings and communications, and memoranda setting forth the substance of any meetings or communications the other is not permitted to participate in pursuant to clause (C) above) between it and any such Governmental Authority with respect to the transactions contemplated by this Agreement, (E) furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to any each Governmental Authority and (F) in respect of inquiries received from a Governmental Authority for additional information or documentation in connection with antitrust matters, respond as promptly as practicable to any such inquiries (it being understood that, with respect to any “second request” for information by the United States Department of Justice pursuant to the HSR Act, such Party’s obligation pursuant to this clause (F) to respond to any such “second request” as promptly as practicable shall be deemed satisfied if such Party certifies its substantial compliance with such request no later than (60) days after the date of any such request).
(c) Without limiting the foregoing, each of Delta and US Airways agrees to take any action, or commit to take any action, required to consummate the Transaction, or agree to any condition or restriction of any Governmental Authority (collectively, the “Regulatory Actions”), required or necessary to obtain any of the forgoing permits, consents, approvals, expiration or termination of waiting periods, and authorizations of Government Authorities, provided that, notwithstanding any other provision of this Agreement to the contrary, (i) no Party shall be obligated to sell, lease, hold separate or otherwise dispose of any Slots, facilities or any other assets of the Parties [*], (ii) no Party shall be obligated to agree to, accept or otherwise be bound by any FAA/DOT Order which (1) would prevent the use by US Airways of the Slots transferred to it hereunder in substantially the same manner as they were used by Delta prior to the Closing, (2) would prevent the use by Delta of the Slots transferred to it hereunder in substantially the same manner as they were used by US Airways prior to the Closing or (3) would provide rights to US Airways or Delta in the conduct of their respective operations at DCA or LaGuardia that are any less favorable than, with respect to operations at DCA, the rights provided under Title 14 of the Code of Federal Regulation, Part 93 (Subparts K and S), and, with respect to operations at LaGuardia, the rights provided under the LaGuardia Interim Order, published in the Federal Register at 71 Fed. Reg. 77854 (December 27, 2006), (iii) in no event shall the aggregate purchase price of the Delta Transferred Assets or the US Airways Transferred Assets transferred in any calendar year under this Agreement exceed $[*], (iv) neither Party shall be required to take any actions with respect to obtaining any consent of the Port Authority with respect to the transactions contemplated by this Agreement except to the extent required in Section 7.08(a) hereof, and (v) no Party shall be required to agree to, and neither shall be obligated to take any Regulatory Action inconsistent with this Section 7.08 or which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on (1) the condition or the ability to operate or use the Transferred Assets to be acquired by such Party pursuant to this Agreement or the ownership, control, management or operations thereof by such Party, or (2) the business or operations of such Party in the relevant geographic market (the actions a Party is not required to agree to, accept or otherwise be bound by pursuant to clause (i) through (v) of this Section 7.08(c), a “Burdensome Restriction”).

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(d) If the actions taken by Delta and US Airways pursuant to Section 7.08(c) do not result in the conditions set forth in Sections 8.01(a) and (b) being satisfied, then each of Delta and US Airways shall jointly (to the extent practicable) initiate and/or participate in any proceedings, whether judicial or administrative, in order to: (i) oppose or defend against any action by any Governmental Authority or private litigant to prevent or enjoin consummation of this Agreement (and the transaction contemplated herein), and/or (ii) take such action as necessary to overturn any regulatory action by any Governmental Authority or private litigant to block consummation of this Agreement (and the transaction contemplated herein), including by defending any suit, action or other legal proceeding brought by any Governmental Authority or private litigant in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any Legal Restraint resulting from any suit, action or other legal proceeding that would cause any condition set forth in Sections 8.01(a) and (b) not to be satisfied, provided that Delta and US Airways shall cooperate with one another in connection with, and shall jointly control, all proceedings related to the foregoing.
Section 7.09 Reserved.
Section 7.10 Fees and Expenses; Transfer Taxes.
(a) Except as set forth in this Section 7.10, all fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated including without limitation all relocation costs and expenses incurred by the Parties in connection with any relocation of the Parties at LaGuardia, except that each of Delta and US Airways shall bear and pay one-half of (i) the filing fees pursuant to the HSR Act and any applicable antitrust, competition or similar filing fees of any foreign jurisdiction, and (ii) any other fees or expenses that both Parties agree to in writing.
(b) Each of Delta and US Airways shall split equally any Transfer Taxes due and payable in connection with the transactions contemplated by this Agreement. Each Party agrees to report the federal, state and local income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Purchase Price Allocation and will cooperate in the preparation of any Tax Returns required to be filed by either Party with respect to such Transfer Taxes, including the New York Transfer Tax Returns, and both Parties shall execute and make arrangements to file such Tax Returns within twenty (20) days of the applicable Closing.
Section 7.11 Publicity. Prior to the Subsequent Closing and in connection with the consummation of each Closing, the Parties hereto shall consult with each other and shall mutually agree (the agreement of each Party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and, prior to each Closing, shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each Party shall give prior notice to the other Party of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations. [*].

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 7.12 Further Assurances. After the applicable Closing, each Party shall, from time to time, at the reasonable request of the other Party, execute and deliver such other instruments of conveyance, assignment and transfer as the other Party may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in the Party good and valid title to the Transferred Assets (or in the case of Leased Real Property, valid leasehold interests) and to confirm assumption of the Assumed US Airways Liabilities.
Section 7.13 Tax Cooperation. As soon as practicable, but in any event within twenty (20) days after the other Party’s request, each Party shall deliver to the other party such information and other data that is within its control relating to Tax Returns and Taxes due in connection with the applicable Transferred Assets, and shall (at the expense of the requesting Party) provide such other assistance as may be reasonably requested, to allow the requesting Party to complete and file all Tax Returns, respond to any audit, litigation or other proceeding by any taxing authority with respect to any Tax Returns or taxable period, or otherwise enable the requesting Party to satisfy its accounting or Tax requirements.
Section 7.14 LaGuardia Call Right. In the event that prior to [*] the “Perimeter Rule” at LaGuardia is lifted or modified in such a way to permit flights beyond the perimeter, US Airways or any Affiliate of US Airways shall have the right (the “US Airways LaGuardia Call Right”), pursuant to the terms and procedures set forth below, to purchase from Delta one pair of LaGuardia Slots in the [*] hours (the “US Airways Recall Slots”). The US Airways LaGuardia Call Right shall be exercisable as follows:
(a) Beginning the next calendar year after the Initial Closing Date and ending on [*] (the “US Airways LaGuardia Call Period”), US Airways may, at its option, purchase the US Airways Recall Slots at a purchase price equal to the Fair Market Value at the time of exercise of the US Airways LaGuardia Call Right. The Fair Market Value shall be agreed upon by the Parties and, in the event the Parties cannot agree, shall be determined by [*].
(b) US Airways or its Affiliate may elect to exercise the US Airways LaGuardia Call Right with respect to the LaGuardia Slots, by delivery of written notice (the “US Airways LaGuardia Call Notice”) to Delta within the US Airways LaGuardia Call Period.
(c) Subject to the receipt of any necessary consents, approvals or waivers from Governmental Authorities, the closing of the purchase pursuant to the exercise of the US Airways LaGuardia Call Right shall take place at a place and on a date mutually agreed upon by the Parties, which date shall not be less than three (3) nor more than six (6) months after the delivery of the US Airways LaGuardia Call Notice; provided that (i) in the event all necessary consents, approvals or waivers of any Governmental Authority required to effectuate the purchase pursuant to this Section 7.14 have not been obtained within such six (6) month period, US Airways shall have the right [*] until such time as such approvals can be obtained, [*] and (ii) notwithstanding any such [*], Delta agrees that, from and after the date US Airways exercises the US Airways LaGuardia Call Right and continuing until the closing of US Airways’ purchase of the US Airways Recall Slots in accordance with this Section 7.14, [*].

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(d) Upon exercise of the US Airways LaGuardia Call Right, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as promptly as possible, the US Airways LaGuardia Call Right, including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority.
(e) At the closing of the purchase of the US Airways Recall Slots, Delta shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the LaGuardia Slots and shall execute and deliver such other documents and instruments as US Airways may reasonably request to effectuate the transfer. The purchase price for the US Airways Recall Slots to be purchased pursuant to the US Airways LaGuardia Call Right shall be paid by wire transfer of immediately available funds in accordance with the written payment instructions furnished by Delta at least one Business Day prior to closing.
(f) All transfers pursuant to this Section 7.14 shall be free and clear of any Lien.
Section 7.15 DCA Call Right. In the event that prior to [*] (i) the “Perimeter Rule” at DCA is lifted or modified in such a way to permit flights beyond the perimeter and (ii) US Airways is awarded or eligible to operate by the applicable Governmental Authority six (6) additional round-trip flights beyond the perimeter restriction in effect on the date of this Agreement, Delta or any Affiliate of Delta shall have the right (the “Delta DCA Call Right”), pursuant to the terms and procedures set forth below, to purchase from US Airways one pair of DCA Slots in the [*] hours (the “Delta Recall Slots”). The Delta DCA Call Right shall be exercisable as follows:
(a) Beginning the next calendar year after the Initial Closing Date and ending on [*] (the “Delta DCA Call Period”), Delta may, at its option, purchase the Delta Recall Slots at a purchase price equal to the Fair Market Value at the time of exercise of the Delta DCA Call Right. The Fair Market Value shall be agreed upon by the Parties and, in the event the Parties cannot agree, shall be determined by [*].
(b) Delta or its Affiliate may elect to exercise the Delta DCA Call Right with respect to the DCA Slots, by delivery of written notice (the “Delta DCA Call Notice”) to US Airways within the Delta DCA Call Period.
(c) Subject to the receipt of any necessary consents, approvals or waivers from Governmental Authorities, the closing of the purchase pursuant to the exercise of the Delta DCA Call Right shall take place at a place and on a date mutually agreed upon by the Parties, which date shall not be less than three (3) nor more than six (6) months after the delivery of the Delta DCA Call Notice; provided that if the Delta DCA Call right is exercised during the calendar year of the Initial Closing, the closing of the purchase shall not occur until the tenth (10th) Business Day of the next calendar year following the Initial Closing Date.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(d) Upon exercise of the Delta DCA Call Right, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as promptly as possible, the Delta DCA Call Right, including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority.
(e) At the closing of the purchase of the Delta Recall Slots, US Airways shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the DCA Slots and shall execute and deliver such other documents and instruments as Delta may reasonably request to effectuate the transfer. The purchase price for the Delta Recall Slots to be purchased pursuant to the Delta DCA Call Right shall be paid by wire transfer of immediately available funds in accordance with the written payment instructions furnished by US Airways at least one Business Day prior to closing.
(f) All transfers pursuant to this Section 7.15 shall be free and clear of any Lien.
(g) Notwithstanding anything in this Agreement to the contrary, in the event any purchase of any Delta Recall Slot does not occur prior to the later of (i) [*] or (ii) six (6) months after the delivery of the Delta DCA Call Notice, all obligations set forth in this Section 7.15 shall terminate with respect to each Party; provided that the obligations of a Party shall not terminate if the failure of such purchase to occur within such period is the result of a breach of this Section 7.15 by such Party or a failure of any representation or warranty of such Party contained in Section 7.15(e) to be true and correct.
Section 7.16 Preservation of Books and Records. For a period of seven (7) years after the Initial Closing Date, each of Delta and US Airways shall preserve and retain all corporate, accounting, Tax, legal (including any documents relating to any governmental or nongovernmental actions, suits, proceedings or investigations), auditing or other Books and Records in its possession relating to the Delta Transferred Assets or the US Airways Transferred Assets, as applicable, prior to the applicable Closing Date.
Section 7.17 Reserved.
Section 7.18 Bond Accounts.
(a) After the earlier of (i) the date the Bonds are repaid in full or otherwise defeased and (ii) December 1, 2015 (the “Bond Repayment Date”), Delta shall pay to US Airways, an amount in cash, as the same may be adjusted pursuant to the provisions hereof, equal to the sum of (x) the US Airways Proportionate Share (defined below) multiplied by the aggregate amount in the Bond Accounts which is returned by the Bond Trustee to Delta (or any successor to Delta), as lessee under the East End Terminal Lease, pursuant to the Bond Documents (such returned funds, the “Aggregate Bond Escrow Funds”) (such amount, the “US Airways Proportionate Amount”), plus (y) the Additional Allocated Amount (defined below) (such sum, the “US Airways Bond Escrow

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Funds”). “US Airways Proportionate Share”, as used herein, shall mean the ratio computed as follows: (A) the number of months (plus any fraction thereof) from the commencement of the tenancy by US Airways at the East End Terminal pursuant to the terms of the East End Terminal Lease until the Initial Closing Date, divided by (B) the number of months (plus any fraction thereof) from the commencement of the tenancy by US Airways at the East End Terminal pursuant to the terms of the East End Terminal Lease until the Bond Repayment Date. “Additional Allocated Amount”, as used herein, shall mean the amount equal to the product of (X) the difference between the Aggregate Bond Escrow Funds and the US Airways Proportionate Amount, multiplied by (Y) a percentage, the numerator of which is the aggregate amount of principal and interest on the Bonds paid by US Airways as a part of Rent (as defined in the US Airways LaGuardia Facilities Sublease) pursuant to the terms of the US Airways LaGuardia Facilities Sublease from the Initial Closing Date until the Bond Repayment Date, and the denominator of which is the aggregate amount of principal and interest on the Bonds paid by Delta pursuant to the terms of the East End Terminal Lease during the same period. Delta shall pay the US Airways Bond Escrow Funds to US Airways within fifteen (15) Business Days after Delta’s receipt of the Aggregate Bond Escrow Funds.
(b) Notwithstanding the foregoing, if the Aggregate Bond Escrow Funds are less than $[*] (the “Bond Fund Closing Balance”), the aggregate balance of the Bond Accounts as of April 30, 2011, and if (i) such reduction in the aggregate balance of the Bond Accounts is neither the fault of Delta nor the fault of US Airways, then the US Airways Bond Escrow Funds shall be computed in accordance with Section 7.18(a) based upon the actual amount of the Aggregate Bond Escrow Funds; (ii) such reduction in the aggregate balance of the Bond Accounts is attributable to the fault of Delta, then the US Airways Bond Escrow Funds shall be computed in accordance with Section 7.18(a) based on the Bond Fund Closing Balance, and (iii) such reduction in the aggregate balance of the Bond Accounts is attributable to the fault of US Airways, then the US Airways Bond Escrow Funds shall be reduced by an amount equal to the reduction in the Aggregate Bond Escrow Funds which is the fault of US Airways. Further, the US Airways Bond Escrow Funds shall be reduced by any amount required to be paid by Delta to the Port Authority or the Bond Trustee as a result of any transfer from the Debt Service Fund to the Bond Fund due to inadequate funds in the Bond Fund prior to the Initial Closing (to the extent such amount is not reimbursed by US Airways to Delta) and by any amount applied to US Airways’ rental or debt service obligations or transferred to US Airways prior to the Initial Closing that reduces the balance in the Debt Service Fund below the Bond Fund Closing Balance. The US Airways Bond Escrow Funds shall be increased by any amount required to be paid by US Airways to the Port Authority or the Bond Trustee as a result of any transfer from the Debt Service Fund to the Bond Fund due to inadequate funds in the Bond Fund on or after the Initial Closing (and to the extent (x) attributable to any failure of Delta to pay rents due under the East End Terminal Lease on or after the Initial Closing and (y) not attributable to any failure by US Airways to pay Rents under the US Airways LaGuardia Facilities Sublease).

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(c) The failure of Delta to perform its obligations with respect to the Assumed Bond Documents and/or Delta’s (or any Delta successor’s) approval of any amendment, modification or waiver with respect to any Bond Document(s) affecting, in a manner adverse to the lessee under the East End Terminal Lease, the Bond Trustee’s obligation to return any amounts or balances of the Bond Accounts to the lessee under the East End Terminal Lease shall, in each instance, constitute “fault” by Delta for the purposes of this Section 7.18. The failure of US Airways to perform its obligations with respect to the US Airways Retained Bond Obligations and/or US Airways’ approval of any amendment, modification or waiver with respect to any Bond Document(s) affecting, in a manner adverse to the lessee under the East End Terminal Lease, the Bond Trustee’s obligation to return any amounts or balances of the Bond Accounts to the lessee under the East End Terminal Lease shall, in each instance, constitute “fault” by US Airways for the purposes of this Section 7.18. Application of the amounts in the Bond Accounts as contemplated by Section 82(a)(3) of the East End Terminal Lease shall not be deemed to be a reduction that is the fault of Delta or US Airways and there shall be no payment (or adjustment) from Delta to US Airways, or from US Airways to Delta, in such circumstance.
(d) The US Airways Bond Escrow Funds shall be reduced proportionately by its share (based upon a percentage, the numerator of which is the aggregate amount of principal and interest on the Bonds paid by US Airways, with respect to the period on or prior to the Initial Closing Date, pursuant to the terms of the East End Terminal Lease and, with respect to the period after the Initial Closing Date, as part of Rent pursuant to the terms of the US Airways LaGuardia Facilities Sublease, from the commencement of the tenancy by US Airways at the East End Terminal until the Bond Repayment Date, and the denominator of which is the aggregate amount of principal and interest on the Bonds paid by the lessee pursuant to the terms of the East End Terminal Lease during the same period) of any fees, charges or other payments required to be paid by Delta to the Trustee or the Port Authority with respect to the Aggregate Bond Escrow Funds or the transfer thereof, provided such payment is not attributable to the fault of Delta.
(e) Delta’s covenant to pay to US Airways the US Airways Bond Escrow Funds shall be absolute and unconditional and shall survive the Initial Closing.
Section 7.19 Reserved.
Section 7.20 US Airways Maintenance Obligations.
(a) During the period from the date of this Agreement and continuing until the Initial Closing, US Airways shall perform, or cause to be performed, maintenance and operability testing as set forth on Exhibit R hereto with respect to all jet bridges and associated jet bridge equipment at the US Airways LaGuardia Leased Real Property to demonstrate safe operability of all such bridges and equipment as of the Initial Closing. In addition, during the period from the date of this Agreement and continuing until the Initial Closing, US Airways shall use reasonable efforts to demonstrate compliance with all Original Equipment Manufacturer safety service bulletins and otherwise shall notify Delta of all such safety service bulletins that US Airways has not complied with or for which it has no knowledge of compliance.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) During the period from the date of this Agreement and continuing until the Initial Closing, US Airways shall maintain the Roof of each US Airways LaGuardia Leased Real Property with materials and workmanship as currently in place as of the date of execution of this Agreement and shall be done so from day to day to maintain the Roof in working condition, including the repair and replacement of broken or damaged components and reasonable diligence with respect to the prevention of leaks. Notwithstanding anything to the contrary, during the period from the date of this Agreement and continuing until the Initial Closing, should a leak or leaks appear from time to time, US Airways shall promptly seek to identify the point of water penetration and then diligently repair the damaged components. In addition, during the period from the date of this Agreement and continuing until the Initial Closing, US Airways shall repair any portion of the US Airways LaGuardia Leased Real Property that is damaged by any such leak(s) to a condition reasonably similar to the condition as of the date of execution of this Agreement, reasonable wear and tear accepted.
(c) During the period from the date of this Agreement and continuing until the Initial Closing, US Airways shall maintain the Ramp included in the US Airways LaGuardia Leased Real Property with materials and workmanship as currently in place as of the date of execution of this Agreement and from day to day so as to repair and replace any post-execution Ramp spalling and/or Ramp failure.
Section 7.21 Reserved.
Section 7.22 In-Line Screening System. During the period from the date of this Agreement and continuing until the Initial Closing, US Airways and Delta shall use reasonable efforts to work cooperatively with each other, the Port Authority, and the Transportation Security Administration to define a fully inline baggage screening solution at the East End Terminal, the Shuttle Terminal, and Terminal D at LaGuardia that meets the operational needs of the airline users of the respective facility and maximizes eligibility of available grant funding for inline screening projects. During the period from the date of this Agreement and continuing until the Initial Closing, US Airways and Delta shall each and collectively use reasonable efforts to develop and promote the development of design and construction documents.
Section 7.23 [*]. [*]:
(a) [*].
(b) [*].
(c) [*].
(d) [*].
(e) [*].
(f) [*].
(g) [*].
(h) Any notice given under this Section 7.23 must be in writing and delivered in accordance with Section 11.03.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(i) [*].
Section 7.24 Transfer of Brazilian Route Authorities/Transfer of GRU Slots.
(a) Effective as of [*] (the “Brazil Transfer Date”) and subject in the case of the Delta Brazil Transfer, to the consummation of the US Airways Brazil Transfer and, in the case of the US Airways Brazil Transfer, to the consummation of the Delta Brazil Transfer; provided, however, that if, despite the best efforts of Delta and US Airways to obtain the approval of the DOT with respect to the Delta Brazil Transfer and the US Airways Brazil Transfer, the DOT issues a final order approving the Delta Brazil Transfer but disallowing the US Airways Brazil Transfer on the basis that at the time of such transfer US Airways retains no residual rights under the US Airways Brazilian Route Authorities, then the Delta Brazil Transfer shall not be subject to the consummation of the US Airways Brazil Transfer:
(i) If a frequency allocation is required to serve Sao Paulo as of the Brazil Transfer Date, Delta shall convey, assign, transfer and deliver to US Airways and/or its Affiliates, and US Airways shall assume, acquire and accept transfer and assignment of the Delta Brazilian Route Authorities, free and clear of any Liens other than Liens created or imposed by the Federative Republic of Brazil or other applicable Governmental Authorities (the “Delta Brazil Transfer”). With respect to the Delta Brazil Transfer, (A) Delta shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the Delta Brazilian Route Authorities and (B) Delta shall deliver to US Airways instruments of conveyance or consents to assignment for the transfer of the Delta Brazilian Route Authorities, in form and substance reasonably satisfactory to US Airways, duly executed by Delta; and
(ii) If a frequency allocation is required to serve Rio de Janeiro or Sao Paulo as of the Brazil Transfer Date, US Airways shall convey, assign, transfer and deliver to Delta and/or its Affiliates, and Delta shall assume, acquire and accept transfer and assignment of the US Airways Brazilian Route Authorities, free and clear of any Liens other than Liens created or imposed by the Federative Republic of Brazil or other applicable Governmental Authorities (the “US Airways Brazil Transfer”). With respect to the US Airways Brazil Transfer, (A) US Airways shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the US Airways Brazilian Route Authorities and (B) US Airways shall deliver to Delta instruments of conveyance or consents to assignment for the transfer of the US Airways Brazilian Route Authorities, in form and substance reasonably satisfactory to Delta, duly executed by US Airways.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) Effective as of [*] (the “GRU Slots Transfer Date”) and subject to receipt of all approvals of any Governmental Authorities including without limitation the GRU Slot Coordinator required to be obtained for such transfer, Delta shall use best efforts to convey, assign, transfer and deliver to US Airways and/or its Affiliates, and US Airways shall assume, acquire and accept transfer and assignment of all of Delta’s right, title and interest in and to the GRU Slots, free and clear of any Liens other than Liens created or imposed by the Federative Republic of Brazil or other applicable Governmental Authorities, provided that, notwithstanding anything herein to the contrary, any GRU Slot transferred hereunder shall be subject to all restrictions, limitations or conditions applicable to the GRU Slots under all applicable Laws in effect on the GRU Slots Transfer Date (the “GRU Slot Transfer”). For the avoidance of doubt, the implementation of an Open Skies Agreement between the United States and Federal Republic of Brazil shall not alter the obligation to transfer the GRU Slots in accordance with this Agreement. With respect to the GRU Slot Transfer, (A) Delta shall make representations and warranties relating to authorization, consents, title, use and the other representations and warranties contained herein applicable to the GRU Slots and (B) Delta shall deliver to US Airways instruments of conveyance or consents to assignment for the transfer of the GRU Slots, in form and substance reasonably satisfactory to US Airways, duly executed by Delta.
(c) Each Party agrees (i) that no additional consideration is due upon the transfers contemplated in this Section 7.24 and (ii) to use best efforts to effectuate the GRU Slot Transfer on the dates set forth above].
(d) Each Party agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws, to effectuate the GRU Slot Transfer in accordance with the terms and conditions of this Agreement including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority, to effectuate such transfers; provided, however, that each Party shall be responsible for making all filings and taking all actions necessary to obtain all licenses, permits and authorities required for its own operations at GRU.
(e) Each Party agrees to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws, to effectuate the Delta Brazil Transfer and the US Airways Brazil Transfer in accordance with the terms and conditions of this Agreement including the obtaining of all necessary consents, approvals or waivers of any Governmental Authority, to effectuate such transfers; provided, however, that each Party shall be responsible for making all filings and taking all actions necessary to obtain all licenses, permits and authorities required for its own operations in Brazil.
(f) Notwithstanding anything in this Agreement to the contrary, in the event the GRU Slot Transfer does not occur prior to [*], all obligations set forth in this Section 7.24 with respect to the GRU Slots shall terminate with respect to each Party; provided that the obligations of a Party shall not terminate if the failure of such transfer to occur is the result of a breach of this Section 7.24 by such Party or a failure of any representation or warranty of such Party contained in this Section 7.24 to be true and correct.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(g) Except as expressly permitted by this Agreement or with the prior written consent of US Airways (which will not be unreasonably withheld, conditioned or delayed, except such consent shall be in the sole discretion of US Airways if the requested action would interfere with the ability to complete the conveyance of the Delta Brazil Transfer or the GRU Slot Transfer), during the period from the date of this Agreement and continuing until (A) with respect to the Delta Brazilian Route Authorities, the earlier of (x) the date as of which no frequency allocation is required to serve Sao Paulo and (y) the completion of the Delta Brazil Transfer and (B) with respect to the GRU Slots, the completion of the GRU Slot Transfer, Delta shall:
(i) not waive, release, grant, transfer or permit to lapse any rights of Delta of material value with respect to the Delta Brazilian Route Authorities or GRU Slots except for (A) arrangements entered into by Delta in the ordinary course of business that will terminate at or before the Delta Brazil Transfer or the GRU Slot Transfer, as applicable, or (B) any mortgages or pledges pursuant to an agreement with any lender (but only to the extent such mortgages or pledges will be released at or prior to the Delta Brazil Transfer or the GRU Slot Transfer, as applicable);
(ii) use the Delta Brazilian Route Authorities and GRU Slots in accordance with all applicable Laws, including with respect to the GRU Slots, the Brazil Slot Regulations and the Brazil Use Provisions; and shall not enter into any Contract nor otherwise act, nor consent to any other Person to act, to restrict, interfere with or prevent such use of such Delta Brazilian Route Authorities or GRU Slots;
(iii) promptly make all required filings with the applicable Governmental Authority with respect to the Delta Brazilian Route Authorities and the GRU Slots; and
(iv) except for short-term trades, slides or other arrangements entered into by Delta in the ordinary course of business that will terminate prior to the Delta Brazil Transfer or the GRU Slot Transfer, as applicable, and except for any mortgages or pledges pursuant to an agreement with any lender (but only to the extent such mortgages or pledges will be released at or prior to the Delta Brazil Transfer or the GRU Slot Transfer, as applicable), not return to any applicable Governmental Authority any GRU Slots or any Delta Brazilian Route Authorities, or trade, rent, lease, sell, encumber in any manner or otherwise transfer any GRU Slots or any Delta Brazilian Route Authorities.
(h) Except as expressly permitted by this Agreement or with the prior written consent of Delta (which will not be unreasonably withheld, conditioned or delayed except such consent shall be in the sole discretion of Delta if the requested action would interfere with the ability to complete the conveyance of the US Airways Brazil Transfer), during the period from the date of this Agreement and continuing until the earlier of (i) the date as of which no frequency allocation is required to serve Rio de Janeiro or Sao Paulo and (ii) the completion of the US Airways Brazil Transfer, US Airways shall:
(i) not waive, release, grant, transfer or permit to lapse any rights of US Airways of material value with respect to the US Airways Brazilian Route Authorities except for (A) arrangements entered into by US Airways in the ordinary course of business that will terminate at or before the US Airways Brazil Transfer, or (B) any mortgages or pledges pursuant to an agreement with any lender (but only to the extent such mortgages or pledges will be released at or prior to the US Airways Brazil Transfer);

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(ii) use the US Airways Brazilian Route Authorities in accordance with all applicable Laws and shall not enter into any Contract nor otherwise act, nor consent to any other Person to act, to restrict, interfere with or prevent such use of such US Airways Brazilian Route Authorities;
(iii) promptly make all required filings with the applicable Governmental Authority with respect to the US Airways Brazilian Route Authorities; and
(iv) except for short-term trades, slides or other arrangements entered into by US Airways in the ordinary course of business that will terminate prior to the US Airways Brazil Transfer, and except for any mortgages or pledges pursuant to an agreement with any lender (but only to the extent such mortgages or pledges will be released at or prior to the US Airways Brazil Transfer), not return to any applicable Governmental Authority any US Airways Brazilian Route Authorities, or trade, rent, lease, sell, encumber in any manner or otherwise transfer any US Airways Brazilian Route Authorities.
(i) During the period from the date of this Agreement and continuing until (i) with respect to the Delta Brazilian Route Authorities and the Delta Brazil Transfer, the earlier of the date as of which no frequency allocation is required to serve Sao Paulo and the completion of the Delta Brazil Transfer, or (ii) with respect to the GRU Slots and the GRU Slot Transfer, the completion of the GRU Slot Transfer:
(i) Delta shall notify US Airways in writing if it receives any written notice that any Governmental Authority is proposing to withdraw or is considering withdrawal of, any of the GRU Slots or the Delta Brazilian Route Authorities; and
(ii) Delta shall notify US Airways in writing of (A) the commencement of any Action against Delta that could impair Delta’s ability to effectuate the Delta Brazil Transfer or the GRU Slot Transfer on or prior to the Brazil Transfer Date or the GRU Slots Transfer Date (as applicable), or (B) the commencement of any Action relating to or involving the GRU Slots or the Delta Brazilian Route Authorities.
(j) During the period from the date of this Agreement and continuing until the earlier of (i) the date as of which no frequency allocation is required to serve Rio de Janeiro or Sao Paulo and (ii) the completion of the US Airways Brazil Transfer, US Airways shall:
(i) notify Delta in writing if it receives any written notice that any Governmental Authority is proposing to withdraw or is considering withdrawal of, any of the US Airways Brazilian Route Authorities; and

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(ii) notify Delta in writing of (A) the commencement of any Action against US Airways that could impair US Airways’ ability to effectuate the US Airways Brazil Transfer on or prior to the Brazil Transfer Date, or (B) the commencement of any Action relating to or involving the US Airways Brazilian Route Authorities.
Section 7.25 DISCLAIMER OF WARRANTY.
(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, US AIRWAYS TRANSFERS AND DELTA TAKES THE US AIRWAYS TRANSFERRED ASSETS, INCLUDING US AIRWAYS LAGUARDIA TANGIBLE PERSONAL PROPERTY “AS-IS,” “WHERE-IS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN ARTICLE V OR IN THE ANCILLARY DOCUMENTS, US AIRWAYS DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE US AIRWAYS TRANSFERRED ASSETS, INCLUDING US AIRWAYS LAGUARDIA TANGIBLE PERSONAL PROPERTY, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE US AIRWAYS TRANSFERRED ASSETS OR OTHERWISE.
(b) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, DELTA TRANSFERS AND US AIRWAYS TAKES THE DELTA TRANSFERRED ASSETS “AS-IS,” “WHERE-IS.” EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN ARTICLE VI OR IN THE ANCILLARY DOCUMENTS, DELTA DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE DELTA TRANSFERRED ASSETS AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE DELTA TRANSFERRED ASSETS OR OTHERWISE.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE CLOSINGS
Section 8.01 Conditions to Each Party’s Obligation to Effect the Initial Transaction. The respective obligation of each Party to consummate the Initial Transaction is subject to the satisfaction or waiver on or prior to the Initial Closing Date of the following conditions:
(a) Governmental Approvals. The Governmental Approvals as set forth on Schedule 5.04 and Schedule 6.04 relating to the Initial Closing shall have been obtained and any conditions to such approvals shall have been satisfied.
(b) No Legal Restraints. No judgment, order, injunction (whether temporary, preliminary or permanent), decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court, arbitrator or other Governmental Authority of competent jurisdiction (collectively, the “Legal Restraints”) shall be in effect that makes illegal or prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
Section 8.02 Conditions to Obligations of Delta to Effect the Initial Transaction. The obligations of Delta to consummate the Initial Transaction are further subject to the following conditions:
(a) Representations and Warranties. The representations and warranties of US Airways contained in this Agreement, or in any exhibit, schedule or document delivered pursuant hereto (disregarding any limitation as to “materiality,” “US Airways Material Adverse Effect” or similar qualifiers set forth therein), shall be true and correct in all respects as of the Initial Closing Date as if made at and as of such time (except for any representation or warranty that is made only as of a specified date, which need only to be true as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, either individually or in the aggregate, a US Airways Material Adverse Effect.
(b) Performance of Obligations of US Airways. US Airways shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Initial Closing Date.
(c) Officer’s Certificate. Delta shall have received a certificate, dated as of the Initial Closing Date, executed on behalf of US Airways by an authorized officer thereof, certifying that the conditions specified in Section 8.02(a) and 8.02(b) have been fulfilled.

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(d) Closing Deliveries. US Airways shall have delivered to Delta all documents required to be delivered by US Airways pursuant to Sections 4.03(a), (b), (c) and (d).
(e) Port Authority.
(i) The Port Authority shall have provided written consent to the transfers and assignments of each of the Delta Port Authority Documents to Delta and to the assumption by Delta of the obligations thereunder;
(ii) Taking into consideration (x) the Assignment and Assumption Agreements for the Existing US Airways Documents, (y) any new agreement between Delta and the Port Authority relative to the same matters as are covered under the Additional US Airways Agreements and (z) the terms and conditions of such Port Authority consents relating to the foregoing agreements and the transactions contemplated hereunder, taken as a whole, the Existing US Airways Documents shall have been assigned and transferred to Delta on terms and conditions that would not, or would not reasonably be expected to, in the aggregate, result in (A) a material reduction or impairment of the rights that US Airways enjoyed under the Existing US Airways Documents and the Additional US Airways Agreements immediately prior to the date of this Agreement; (B) a material increase in the Liabilities or obligations to which US Airways was subject under the Existing US Airways Documents and the Additional US Airways Agreements immediately prior to the date of this Agreement; or (C) a material adverse effect on the ability of Delta to operate or use the facilities subject to the Existing US Airways Documents and the Additional US Airways Agreements in the same manner as operated and used by US Airways immediately prior to the date of this Agreement;
(iii) the Port Authority shall have agreed and acknowledged in writing that: (A) notwithstanding anything to the contrary contained in Section 82(e) of the East End Terminal Lease (originally Section 82(f) and redesignated as Section 82(e) pursuant to Supplement No. 1 (as defined in Schedule 1.01(E) hereto)), the terms and conditions of Section 82 of the East End Terminal Lease shall continue in full force and effect as between the Port Authority and Delta after the execution of the Assignment and Assumption Agreement for the East End Terminal Lease; and (B) the East End Terminal Lease shall not be cross-defaulted with any act or omission by US Airways, Eastern Air Lines, Inc. and/or Continental Airlines, Inc. with respect to the East End Terminal Lease or any other contract by and between the Port Authority and any of US Airways, Eastern Air Lines, Inc. and/or Continental Airlines, Inc.; and
(iv) the conditions set forth in Section 8.03(e)(i) shall have been satisfied.
(f) FAA Approvals. All consents, approvals, licenses, orders, exemptions, waivers or authorizations of or from the FAA required to be obtained shall have been obtained for (i) the transfer of the LaGuardia Slots including without limitation, the waiver of US Airways’ reversionary interest under the LaGuardia Order and (ii) the lease of Slots contemplated by the LaGuardia Initial Slot Lease and the LaGuardia Subsequent Slot Lease.

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(g) Burdensome Restrictions. No Governmental Approval shall impose a Burdensome Restriction on Delta.
(h) Bankruptcy Event. No Bankruptcy Event has occurred with respect to US Airways.
(i) UCC Releases. The release of all security interests in the US Airways Transferred Assets by US Airways’ lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to Delta.
(j) Slots. As of the Initial Closing Date, there has not been a withdrawal of or any proposed withdrawal of, or any restriction imposed or proposed with respect to the LaGuardia Slots by the FAA, the DOT or any other Governmental Authority, which has or reasonably would be expected to have, individually or in the aggregate, a US Airways Material Adverse Effect.
Section 8.03 Conditions to Obligation of US Airways to Effect the Initial Transaction. The obligation of US Airways to consummate the Initial Transaction is further subject to the following conditions:
(a) Representations and Warranties. The representations and warranties of Delta contained in this Agreement, or in any exhibit, schedule or document delivered pursuant hereto (disregarding any limitation as to “materiality,” “Delta Material Adverse Effect” or similar qualifiers set forth therein), shall be true and correct in all respects, as of the Initial Closing Date as if made at and as of such time (except for any representation or warranty that is made only as of a specified date, which need only to be true as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, either individually or in the aggregate, a Delta Material Adverse Effect.
(b) Performance of Obligations of Delta. Delta shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Initial Closing Date.
(c) Officer’s Certificate. US Airways shall have received a certificate, dated as of the Initial Closing Date, executed on behalf of Delta by an authorized officer thereof, certifying that the conditions specified in Section 8.03(a) and 8.03(b) have been fulfilled.
(d) Closing Deliveries. Delta shall have delivered to US Airways all documents required to be delivered by Delta pursuant to Section 4.02(a), (b), (c) and (d).

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(e) Port Authority.
(i) The Port Authority shall have provided written consent to each of the US Airways Port Authority Documents; and
(ii) the conditions set forth in Section 8.02(e)(i) shall have been satisfied.
(f) FAA Approvals. All consents, approvals, licenses, orders, exemptions, waivers or authorizations of or from the FAA required to be obtained shall have been obtained for (i) the transfer of the DCA Slots and (ii) the lease of Slots contemplated by the DCA Initial Slot Lease and the DCA Subsequent Slot Lease.
(g) Burdensome Restrictions. No Governmental Approval shall impose a Burdensome Restriction on US Airways.
(h) Bankruptcy Event. No Bankruptcy Event has occurred with respect to Delta.
(i) UCC Releases. The release of all security interests in the DCA Slots by Delta’s lenders and applicable UCC-3 termination statements, in each case, in form and substance reasonably satisfactory to US Airways.
(j) Slots. As of the Initial Closing Date, there has not been a withdrawal of or any proposed withdrawal of, or any restriction imposed or proposed with respect to the DCA Slots by the FAA, the DOT or any other Governmental Authority, which has or reasonably would be expected to have, individually or in the aggregate, a Delta Airways Material Adverse Effect.
Section 8.04 Conditions to Closing Subsequent Transaction.
(a) Conditions to Each Party’s Obligation to Effect the Subsequent Transaction. The respective obligation of each Party to consummate the Subsequent Transaction is subject to the satisfaction or waiver on or prior to the Subsequent Closing Date of the following conditions:
(i) Governmental Approvals. The Governmental Approvals as set forth on Schedule 5.04 and Schedule 6.04 relating to the Subsequent Closing shall have been obtained and any conditions to such approvals shall have been satisfied.
(b) Conditions to Obligations of Delta to Effect the Subsequent Transaction. The obligations of Delta to consummate the Subsequent Transaction are subject to the following conditions:
(i) Representations and Warranties. The representations and warranties of US Airways contained in Section 5.01, Section 5.02, Section 5.03, Section 5.04 and Section 5.11 of this Agreement as they relate to the LaGuardia Subsequent Slots (disregarding any limitation as to “materiality,” “US Airways Material Adverse Effect” or similar qualifiers set forth therein), shall be true and correct in all respects as of the Subsequent Closing Date as if made at and as of such time (except for any representation or warranty that is made only as of a specified date, which need only to be true as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, either individually or in the aggregate, a US Airways Material Adverse Effect.

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(ii) Performance of Obligations of US Airways. US Airways shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Subsequent Closing Date with respect to the LaGuardia Subsequent Slots.
(iii) Officer’s Certificate. Delta shall have received a certificate, dated as of the Subsequent Closing Date, executed on behalf of US Airways by an authorized officer thereof, certifying that the conditions specified in Section 8.04(a)(i) and 8.04(a)(ii) have been fulfilled.
(iv) Closing Deliveries. US Airways shall have delivered to Delta all documents required to be delivered by US Airways pursuant to Sections 4.03(e).
(c) Conditions to Obligations of US Airways to Effect the Subsequent Transaction. The obligations of US Airways to consummate the Subsequent Transaction are subject to the following conditions:
(i) Representations and Warranties. The representations and warranties of Delta contained in Section 6.01, Section 6.02, Section 6.03, Section 6.04 and Section 6.11 of this Agreement as they relate to the DCA Subsequent Slots (disregarding any limitation as to “materiality,” “Delta Material Adverse Effect” or similar qualifiers set forth therein), shall be true and correct in all respects as of the Subsequent Closing Date as if made at and as of such time (except for any representation or warranty that is made only as of a specified date, which need only to be true as of such specified date), except where the failure to be so true and correct has not had and would not reasonably be expected to have, either individually or in the aggregate, a Delta Material Adverse Effect.
(ii) Performance of Obligations of Delta. Delta shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Subsequent Closing Date with respect to the DCA Subsequent Slots.
(iii) Officer’s Certificate. US Airways shall have received a certificate, dated as of the Subsequent Closing Date, executed on behalf of Delta by an authorized officer thereof, certifying that the conditions specified in Section 8.04(b)(i) and 8.04(b)(ii) have been fulfilled.
(iv) Closing Deliveries. Delta shall have delivered to US Airways all documents required to be delivered by US Airways pursuant to Sections 4.02(e).

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ARTICLE IX
SURVIVAL; INDEMNIFICATION
Section 9.01 Survival. All of the representations, warranties, covenants and agreements of the Parties contained in this Agreement, any exhibit to this Agreement, all certificates delivered by Delta and US Airways to each other pursuant to this Agreement or in any Ancillary Document shall survive indefinitely unless otherwise expressly provided below (and not be affected in any respect by) the Initial Closing or the Subsequent Closing, as applicable, and any investigation conducted by any Party hereto and any information or knowledge which any Party may have or receive. Notwithstanding the foregoing, other than for fraud or intentional misrepresentation, (1) the representations and warranties contained in or made pursuant to this Agreement, any exhibit to this Agreement, all certificates delivered by Delta and US Airways to each other pursuant to this Agreement or in any Ancillary Document and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Sections 9.02(a)(i) and 9.03(a)(i) shall terminate on, and no claim or Action with respect thereto may be brought, after the date that is eighteen (18) months immediately following the Initial Closing Date; provided, however, that the representations and warranties contained in Sections 5.01 and 6.01 (in each case, first sentence only) (Organization; Standing and Power), 5.02 and 6.02 (Authority Execution and Delivery; Enforceability), Section 5.08 (last sentence only) (Title to Assets), Section 5.15 (Environmental Matters) and Sections 5.16 and 6.16 (Taxes) and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Section 9.02(a)(i) or 9.03(a)(i) shall survive until five (5) years after the Initial Closing Date; provided further, however, that the representations and warranties contained in Section 5.14 shall survive until the earlier of the payment in full of the Bond Obligations and December 1, 2015; provided further, however, that any representations and warranties given pursuant to Section 7.03(e), 7.03(f), 7.14(e), 7.15(e), 7.23 or 7.24 shall survive for eighteen (18) months after such representations and warranties are made and the indemnity obligations for the inaccuracy or breach of such representations and warranties contained in Section 9.02(a)(i) or 9.03(a)(i) shall survive for eighteen (18) months after each such representation and warranty is made; (2) the covenants and agreements contained in Section 7.01, 7.02, 7.04, 7.07, 7.08, and 7.11 and the indemnity obligations for a breach of such covenants and agreements contained in Section 9.02(a)(ii) or 9.03(a)(ii) shall terminate on, and no claim or Action with respect thereto may be brought, after the date that is eighteen (18) months immediately following the Initial Closing, and (3) the indemnity obligations contained in Section 9.02(a)(iv) or 9.03(a)(iv) shall terminate on, and no claim or Action with respect thereto may be brought, after the date that is six (6) years immediately following the Initial Closing. Notwithstanding anything in this Section 9.01 to the contrary, the representations, warranties, covenants and agreements and the applicable indemnity obligations for breach or inaccuracy thereof that terminate pursuant to this Section 9.01, and the liability of any Party with respect thereto pursuant to this Article IX, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party has been given written notice from the Indemnified Party in accordance with this Agreement setting forth the facts upon which the claim for indemnification is based prior to the expiration of the applicable survival period.

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Section 9.02 Indemnification by Delta.
(a) From and after the Initial Closing and subject to this Article IX, Delta hereby agrees to indemnify, reimburse, defend and hold harmless US Airways and its Affiliates and their Representatives (collectively, the “US Airways Indemnified Persons”) for, from, and against all Losses based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of:
(i) the inaccuracy or breach as of the applicable Closing Date (or at the closing of any of the transactions pursuant to Section 7.03, 7.14, 7.15, 7.23 or 7.24) of any representation or warranty of Delta contained in or made pursuant to this Agreement, or in any certificate or instrument delivered by Delta at the applicable Closing (or at the closing of any of the transactions pursuant to Section 7.03, 7.14, 7.15, 7.23 or 7.24) in connection therewith (for purposes of determining if there is any such inaccuracy or breach and for purposes of calculating any Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by the term “material,” “materiality” or “Delta Material Adverse Effect” or a similar materiality term qualification);
(ii) the breach by Delta of, or the failure by Delta to perform, any of its covenants or other agreements contained in this Agreement;
(iii) the Assumed US Airways Liabilities;
(iv) Third Party claims against US Airways Indemnified Persons for an Excluded Delta Liability;
(v) with respect to the sale of the Delta Transferred Assets only, the failure to comply with any provision of applicable bulk sales or similar Laws in connection with the transactions contemplated hereby; and
(vi) Delta’s failure to perform its obligations with respect to the Bond Obligations solely to the extent such obligations constitute Assumed US Airways Liabilities, whether or not such obligations are set forth in (A) the Assignment and Assumption Agreement of the East End Terminal Lease and Port Approval Bond Documents, (B) the Assignment and Assumption Agreement of the Other Assumed Bond Documents, (C) the East End Terminal Lease and/or the Assumed Bond Documents, provided that, notwithstanding anything herein to the contrary, Delta shall have no obligation or Liability with respect to the US Airways Retained Bond Obligations.

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(b) Notwithstanding anything to the contrary contained herein, except with respect to the inaccuracy or breach of the representations and warranties contained in the Specified Sections, or for fraud or intentional misrepresentation: (i) Delta shall not be required, pursuant to Section 9.02(a)(i), 9.02(a)(ii) (only with respect to claims relating to Section 7.02) or 9.02(a)(iv) to indemnify, defend or hold harmless unless the amount of any Loss related to an individual claim under Section 9.02(a)(i), 9.02(a)(ii) (only with respect to claims relating to Section 7.02) or 9.02(a)(iv) is greater than $[*] (the “Individual Threshold”), and Delta will be obligated to indemnify for all of the US Airways Indemnified Person’s Losses with respect to any such claim; and (ii) the cumulative aggregate indemnity obligations of Delta under Section 9.02(a) (other than with respect to Sections 9.02(a)(iii), 9.02(a)(v) and 9.02(a)(vi)) shall in no event exceed $[*] (the “Delta Cap Amount”).
Section 9.03 Indemnification by US Airways.
(a) From and after the Initial Closing and subject to this Article IX, US Airways hereby agrees to indemnify, reimburse, defend and hold harmless Delta and its Affiliates and their Representatives (collectively, the “Delta Indemnified Persons”) for, from, and against all Losses based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of:
(i) the inaccuracy or breach as of the applicable Closing Date (or at the closing of any of the transactions pursuant to Section 7.03, 7.14, 7.15, 7.23 or 7.24) of any representation or warranty of US Airways contained in or made pursuant to this Agreement, or in any certificate or instrument delivered by US Airways at the applicable Closing (or at the closing of any of the transactions pursuant to Section 7.03, 7.14, 7.15, 7.23 or 7.24) in connection therewith (for purposes of determining if there is any such inaccuracy or breach and for purposes of calculating any Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by the term “material,” “materiality” or “US Airways Material Adverse Effect” or a similar materiality term qualification);
(ii) the breach by US Airways of, or the failure by US Airways to perform, any of its covenants or other agreements contained in this Agreement;
(iii) Reserved;
(iv) Third Party claims against Delta Indemnified Persons for an Excluded US Airways Liability;
(v) with respect to the sale of the US Airways Transferred Assets only, the failure to comply with any provision of applicable bulk sales or similar Laws in connection with the transactions contemplated hereby; and
(vi) US Airways’ failure to perform any of its obligations with respect to the US Airways Retained Bond Obligations.

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(b) Notwithstanding anything to the contrary contained herein, except with respect to the inaccuracy or breach of the representations and warranties contained in the Specified Sections, or for fraud or intentional misrepresentation: (i) US Airways shall not be required, pursuant to Sections 9.03(a)(i), 9.03(a)(ii) (only with respect to claims relating to Section 7.01) or 9.03(a)(iv) to indemnify, defend, or hold harmless unless the amount of any Loss related to an individual claim under Sections 9.03(a)(i), 9.03(a)(ii) (only with respect to claims relating to Section 7.01) or 9.03(a)(iv) is greater than the Individual Threshold, and US Airways will be obligated to indemnify for all of the Delta Indemnified Person’s Losses with respect to any such claim; and (ii) the cumulative aggregate indemnity obligations of US Airways under Section 9.03(a) (other than with respect to Sections 9.03(a)(v) and 9.03(a)(vi)) shall in no event exceed $[*] (the “US Airways Cap Amount”).
Section 9.04 Indemnification Procedures.
(a) If any US Airways Indemnified Person, on the one hand, or any Delta Indemnified Person, on the other hand (the “Indemnified Party”), has a claim that would reasonably give rise to an obligation on the part of Delta or US Airways, other than a Third Party Claim, to provide indemnification (the “Indemnifying Party”) pursuant to this Article IX, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof (the “Indemnification Claim Notice”); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party materially damages or materially prejudices the Indemnifying Party’s ability to defend against such claim. Any Indemnification Claim Notice shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses, a description in reasonable detail of the basis for such claim and the Sections of the Agreement allegedly breached which are the basis of the claim.
(b) Upon receipt by an Indemnified Party of notice of a claim, or the commencement of any Action, by a Third Party that would reasonably give rise to an obligation to provide indemnification pursuant to this Article IX (a “Third Party Claim”), the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the “Third Party Indemnification Claim Notice”); provided, however, that the failure of the Indemnified Party to so promptly provide written notice to the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party materially damages or materially prejudices the Indemnifying Party’s ability to defend against such claim. Any Third Party Indemnification Claim Notice shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses, a description in reasonable detail of the basis for such claim and the Sections of the Agreement allegedly breached which are the basis of the claim. The Indemnified Party shall enclose with the Third Party Indemnification Claim Notice a copy of all papers served with respect to such Third Party Claim, if any, and any other documents reasonably evidencing such Third Party Claim.

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(c) In the event the Indemnifying Party receives a Third Party Indemnification Claim Notice pursuant to Section 9.04(b), the Indemnifying Party shall notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 Business Days after receipt of the Third Party Indemnification Claim Notice the Indemnifying Party’s responsibility to indemnify, defend and hold harmless the Indemnified Party therefor and within such 15 Business Day period demonstrates to the Indemnified Party’s good faith reasonable satisfaction that the Indemnifying Party has or can be reasonably expected to have sufficient financial resources in order to indemnify for the full amount of any quantifiable Losses that are reasonably likely to be incurred in connection with such claim, the Indemnifying Party may elect to assume control over the compromise or defense of such Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, which counsel will be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume control over the compromise and defense of such Third Party Claim, the Indemnifying Party shall within such 15 Business Days (or sooner, if the nature of the asserted Third Party Claim so requires) notify the Indemnified Party of such Indemnifying Party’s intent to do so, and the Indemnified Party shall and shall cause each of its Affiliates and Representatives to cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim; provided, however, that: (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist and participate in the handling (but not control the defense) of any Third Party Claim; (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any Third Party Claim; and (iii) no Indemnifying Party will, without the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such Action), (A) unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and includes a complete and unconditional release of all such Indemnified Parties from all liability arising out of such claim or Action as well as no admission of wrongdoing on behalf of the Indemnified Parties, and (B) to the extent such judgment, compromise, consent or settlement provides for equitable relief which adversely effects the Indemnified Party.
(d) Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have, subject to this Article IX, control over (and if it so desires, the Indemnified Party shall have, subject to this Article IX, control over) the defense, settlement, adjustment or compromise of (but, subject to this Article IX, the Indemnifying Party shall nevertheless be required to pay all Losses incurred by the Indemnified Party in connection with such defense, settlement or compromise if and to the extent liable under the terms of this Article IX): (i) any Third Party Claim that seeks an order, injunction or other equitable relief against any Indemnified Party or any of its Affiliates; (ii) any Third Party Claim in which both the Indemnifying Party and the Indemnified Party are named as parties and either the Indemnifying Party or the Indemnified Party determines in its reasonable judgment with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that an actual or potential conflict of interest between such parties may exist in respect of such Action; or (iii) any Third Party Claim in which the Indemnifying Party does not elect or is otherwise not permitted to assume control or, after assuming such control, fails to diligently defend against such claim in good faith (it being agreed that settlement of such claim

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in accordance with this Section 9.04 does not constitute such a failure to defend); provided, however, that no Indemnified Party will, without ten (10) Business Days prior written notice to the Indemnifying Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnifying Party is a party to such action). In the event that an Indemnifying Party is prevented from assuming the defense due to clauses (i) or (ii) of preceding sentence, the following shall apply (i) the Indemnifying Party may, if such Indemnifying Party so desires, employ counsel at such Indemnifying Party’s own expense to assist and participate in the handling (but not control the defense) of any Third Party Claim; (ii) the Indemnified Party shall keep the Indemnifying Party advised of all material events with respect to any Third Party Claim; and (iii) the Indemnified Party shall diligently defend in good faith (it being agreed that settlement of such Third Party Claim does not constitute a failure to defend) such Third Party Claim. In the event that the Indemnifying Party did not elect to assume the defense, or is otherwise prohibited from assuming the defense, of such Third Party Claim in accordance with clause (c) of this Section 9.04 and subsequent to the time periods set forth in clause (c) of this Section 9.04, the Indemnifying Party (A) confirms in writing to the Indemnified Party the Indemnifying Party’s responsibility to indemnify, defend and hold harmless the Indemnified Party therefore, (B) reimburses the Indemnified Party for all out-of-pocket Losses (including without limitation all Legal Expenses) theretofore incurred by such Indemnified Party with respect to such Third Party Claim, and (C) demonstrates to the Indemnified Party’s good faith reasonable satisfaction that the Indemnifying Party has or can be reasonably expected to have sufficient financial resources in order to indemnify for the full amount of any quantifiable Losses that are reasonably likely to be incurred in connection with such claim, then the Indemnifying Party shall be entitled to assume control over the compromise or defense of such Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, which counsel will be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume control over the compromise and defense of such Third Party Claim, the Indemnifying Party shall provide the Indemnified Party written notice of such Indemnifying Party’s intent to do so, and the Indemnified Party shall and shall cause each of its Affiliates and Representatives to cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim; provided, however, that: (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist and participate in the handling (but not control the defense) of any Third Party Claim; (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any Third Party Claim; and (iii) no Indemnifying Party will, without the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such Action), (A) unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and includes a complete and unconditional release of all such Indemnified Parties from all liability arising out of such claim or Action as well as no admission of wrongdoing on behalf of the Indemnified Parties, and (B) to the extent such judgment, compromise, consent or settlement provides for equitable relief which adversely effects the Indemnified Party.
(e) In connection with any defense of a Third Party Claim (whether by the Indemnifying Parties or the Indemnified Parties), all of the parties hereto shall, and shall cause their respective Affiliates and Representatives to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a Party in connection therewith.

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Section 9.05 Set Off; Etc.
(a) If any Indemnified Party becomes entitled to indemnification from an Indemnifying Party pursuant to this Agreement, such indemnification payment will be made in cash upon demand.
(b) Delta or US Airways, as the case may be, may, at its option (at any time and from time to time), reduce after determination by a final nonappealable judgment that amounts are owed hereunder any amount owed by Delta or US Airways, as the case may be, to US Airways or Delta, as the case may be, under this Agreement (pursuant to this Article IX) or any other Ancillary Document by all or part of any amount owed by US Airways to Delta, as the case may be, under this Agreement (pursuant to this Article IX), any other Ancillary Document or any other agreements between Delta, on the one hand, and US Airways on the other hand; provided, however, that no reduction or set off shall be permitted with respect to the US Airways Initial Purchase Price, US Airways Subsequent Purchase Price, the Delta Initial Purchase Price, the Delta Subsequent Purchase Price, the Delta Bond Escrow Funds, the US Airways Bond Escrow Funds, the US Airways LaGuardia Call Right, the Delta DCA Call Right or with respect to the indemnity for the Bond Obligations in Section 9.02.
Section 9.06 Reserved.
Section 9.07 Tax Effect.
(a) To the extent provided herein, the amount of any Loss shall be (without duplication) (i) increased by any Taxes incurred by such Indemnified Party solely as a result of the receipt of the indemnity payment, and (ii) reduced by any decrease in Taxes as a result of a Tax deduction or credit (a “Tax Benefit”) actually realized by such Indemnified Party as a result of such Loss during the taxable year in which such Loss was incurred. A Tax Benefit that results from an event giving rise to the indemnity payment shall be considered actually realized by such Indemnified Party only to the extent that, but for such Tax Benefit, such Indemnified Party’s Tax liability would be higher than it is with such Tax Benefit (e.g., deductions, credits or losses of such Indemnified Party that do not result from the event giving rise to the indemnity payment shall be deemed to be used prior to the use of any deduction, credit or loss that does result from the event giving rise to the indemnity payment). The amount of any increase, reduction or payment hereunder shall be adjusted to reflect any final determination with respect to such Indemnified Party’s liability for Taxes, and if necessary, payments shall be made between the parties to this Agreement to reflect such adjustment.
(b) For all applicable Tax purposes, any indemnification payments pursuant to this Article IX shall be deemed to be adjustments to the purchase price hereunder.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 9.08 Sole and Exclusive Remedy. Each Party acknowledges and agrees that, after the Initial Closing Date, notwithstanding anything to the contrary contained in this Agreement, except with respect to fraud or intentional misrepresentation, other than as set forth in Section 11.09 (Specific Performance) (i) the indemnification provisions in this Article IX shall be the sole and exclusive remedies of the Parties hereto for any breach of the representations or warranties contained in this Agreement; (ii) no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Party hereto to rescind this Agreement or any of the transactions contemplated by this Agreement; and (iii) the indemnification provisions of this Article IX shall be the sole and exclusive monetary remedies of the Parties for any breach of the covenants contained in this Agreement, other than the payment of the US Airways Subsequent Purchase Price and the Delta Subsequent Purchase Price. Other than as set forth in Section 11.09 (Specific Performance), in the case of fraud or intentional misrepresentation, with respect to any obligation to pay the US Airways Subsequent Purchase Price or the Delta Subsequent Purchase Price, or as expressly permitted under this Agreement, each Party expressly waives any and all other remedies, rights or causes of action it or its Affiliates may have against the other Party or their respective Affiliates now or in the future under any Law with respect to the subject matter hereof.
ARTICLE X
TERMINATION
Section 10.01 Prior to Closing Termination. This Agreement may be terminated at any time prior to the Initial Closing Date:
(a) by mutual written consent of Delta and US Airways;
(b) by written notice of either Delta or US Airways:
(i) if the Initial Closing has not occurred by the close of business on October 16, 2011 (the “End Date”); provided, that on or after such End Date a Party (a “Terminating Party”) may terminate this Agreement five (5) Business Days after delivering written notice thereof to the other Party (a “Non-Terminating Party”), except that if during such five (5) Business Day period the Non-Terminating Party provides written notice to the Terminating Party of its election to extend the End Date to December 16, 2011; provided that the Non-Terminating Party may so extend the End Date only if at the time of the delivery of such extension notice:
(A) the FAA or the DOT shall have issued a final order allowing the transfer of the LaGuardia Slots as contemplated by this Agreement and which shall not contain a Burdensome Restriction (the “FAA/DOT Order”) (it being understood that any required conditions or actions contained in the FAA/DOT Order need not have been satisfied, e.g., required auctions need not have been conducted); and

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(B) in the case of (i) [*], the conditions to the Initial Closing in Sections 8.01 and 8.03 (other than conditions related to (v) Section 8.03(a) in that for purposes of determining whether such condition is satisfied for purposes of the extension only, with respect to the representation and warranty set forth in Section 6.05(c), any pending litigation involving a Third Party related to the FAA/DOT Order shall not be considered (whether or not such litigation constitutes a Legal Restraint); (w) FAA approval of the transfer of the DCA Slots and the lease of Slots contemplated by the DCA Initial Slot Lease and the DCA Subsequent Slot Lease; (x) the absence of (1) Governmental Approvals, Legal Restraints or pending litigation involving the DOJ or (2) Legal Restraints obtained by a Third Party related to the FAA/DOT Order; (y) approval by the Port Authority as contemplated by Section 8.03(e); or (z) those obligations which by their terms require the delivery of any documents or the taking of other action at the Initial Closing) have been satisfied and (ii) in the case of [*], the conditions to the Initial Closing in Sections 8.01 and 8.02 (other than conditions related to (v) Section 8.02(a) in that for purposes of determining whether such condition is satisfied for purposes of the extension only, with respect to the representation and warranty set forth in Section 5.05(c), any pending litigation involving a Third Party related to the FAA/DOT Order shall not be considered (whether or not such litigation constitutes a Legal Restraint); (w) the FAA/DOT Order, which shall be as set forth in Section 10.01(b)(i)(A), and FAA approval of the lease of Slots contemplated by the LaGuardia Initial Slot Lease and the LaGuardia Subsequent Slot Lease; (x) the absence of (1) Governmental Approvals, Legal Restraints or pending litigation involving the DOJ or (2) Legal Restraints obtained by a Third Party related to the FAA/DOT Order; (y) approval by the Port Authority as contemplated by Section 8.02(e); or (z) those obligations which by their terms require the delivery of any documents or the taking of other action at the Initial Closing) have been satisfied; provided that the right of a Party to assert that such a condition has not been satisfied shall not be available if the failure of such condition to be satisfied is the result of a breach of this Agreement by such Party or the failure of any representation or warranty of such Party contained in this Agreement to be true and correct; or
(ii) if the End Date has been extended to December 16, 2011 pursuant to the terms of Section 10.01(b)(1) and the Initial Closing shall not have occurred by December 16, 2011; provided, that on or after December 16, 2011 a Terminating Party may terminate this Agreement five (5) Business Days after delivering written notice thereof to the Non-Terminating Party, except if during such five (5) Business Day period the Non-Terminating Party provides written notice to the Terminating Party of its election to further extend the End Date to March 17, 2012; provided, that the Non-Terminating Party may further extend the End Date only if at the time of the delivery of such extension notice;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(A) the DOJ has commenced litigation against US Airways or Delta relating to the transactions contemplated by this Agreement and such litigation has not resulted in a final, nonappealable order preventing consummation of the Agreement; and
(B) in the case of (i) [*], the conditions to the Initial Closing in Sections 8.01 and 8.03 (other than conditions related to (v) Section 8.03(a) in that for purposes of determining whether such condition is satisfied for purposes of the extension only, with respect to the representation and warranty set forth in Section 6.05(c), any pending litigation involving a Third Party related to the FAA/DOT Order shall not be considered (whether or not such litigation constitutes a Legal Restraint); (w) FAA approval for the transfer of the DCA Slots and the lease of Slots contemplated by the DCA Initial Slot Lease and the DCA Subsequent Slot Lease, (x) the absence of (1) Governmental Approvals, Legal Restraints or pending litigation involving the DOJ or (2) Legal Restraints obtained by a Third Party related to the FAA/DOT Order, (y) approval by the Port Authority as contemplated by Section 8.03(e) or (z) those obligations which by their terms require the delivery of any documents or the taking of other action at the Initial Closing) have been satisfied and (ii) in the case of [*], the conditions to the Initial Closing in Sections 8.01 and 8.02 (other than conditions related to (v) Section 8.02(a) in that for purposes of determining whether such condition is satisfied for purposes of the extension only, with respect to the representation and warranty set forth in Section 5.05(c), any pending litigation involving a Third Party related to the FAA/DOT Order shall not be considered (whether or not such litigation constitutes a Legal Restraint); (w) the FAA/DOT Order, which shall be as set forth in Section 10.01(b)(i)(A), and FAA approval of the lease of Slots contemplated by the LaGuardia Initial Slot Lease and the LaGuardia Subsequent Slot Lease, (x) the absence of (1) Governmental Approvals, Legal Restraints or pending litigation involving the DOJ or (2) Legal Restraints obtained by a Third Party related to the FAA/DOT Order, (y) approval by the Port Authority as contemplated by Section 8.02(e) or (z) those obligations which by their terms require the delivery of any documents or the taking of other action at the Initial Closing have been satisfied; provided that the right of a Party to assert that such a condition has not been satisfied shall not be available if the failure of such condition to be satisfied is the result of a breach of this Agreement by such Party or the failure of any representation or warranty of such Party contained in this Agreement to be true and correct;

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

provided, however, that the right to terminate this Agreement under this Section 10.01(b)(i) or Section 10.01(b)(ii) shall not be available to any Party if such failure of the Closing to occur on or before the End Date is the result of a breach of this Agreement by such Party or the failure of any representation or warranty of such Party contained in this Agreement to be true and correct; or
(iii) if the condition set forth in Section 8.01(b) [Legal Restraints] is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable.
(c) [*].
Section 10.02 Effect of Termination.
(a) In the event of termination of this Agreement by either US Airways or Delta as provided in Section 10.01(a), (b) or (c), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Delta or US Airways, other than Section 7.10 [Fees and Expenses], Section 10.02 and Article XI [General], which provisions shall survive such termination, and except for any intentional and material breach by a Party of any representation or warranty of such Party set forth in this Agreement and except for any intentional breach by a Party of any covenant or agreement of such Party set forth in this Agreement.
(b) In the event of termination of this Agreement [*], (i) the Parties will suspend all regulatory filings and (ii) [*]: (A) [*] (the “Termination Fee”) in accordance with Section 10.02(c) below, (B) [*] in accordance with Section 10.02(d) below (the “[*]”), or (C) the Right of First Refusal in accordance with Sections 10.02(e) below. [*] (together with wire instructions, if the Termination Fee is elected) and any election shall be irrevocable.
(c) If [*] pursuant to Section 10.02(b)(ii)(A):
(i) [*]; and
(ii) Upon payment of the Termination Fee, the Parties agree that the Agreement is terminated and there shall be no additional liability to any Party; provided, however, that in the event that [*].
(d) If [*] pursuant to this Section 10.02(b)(ii)(B):
(i) the Agreement will be deemed amended as follows: (A) [*]; (B) [*]; and (C) [*] on the terms and conditions of the Agreement (as amended by the amendments).
(e) If [*] (the “[*]”), in accordance with Section 10.02(b)(ii)(C):
(i) The term of the [*] shall be [*] in accordance with Section 10.02(b) [*].

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(ii) Pursuant to the Right of First Refusal, [*]. For the avoidance of doubt, [*].
(iii) The Right of First Refusal shall operate as follows:
(1) Prior to agreeing to the [*].
(2) [*] on the terms and conditions set forth in 10.02(e)(iii)(3) below (“ROFR Election Notice”). The ROFR Election Notice shall be irrevocable. In order for [*] which is nonrefundable, except in the single circumstance described in Section 10.02(e)(iv).
(3) Following delivery of the [*]: (A) [*]; (B) [*]; (C) [*]; (D) [*]; and (E) [*] in accordance with this Section 10.02(e).
(4) The Right of First Refusal may only be exercised in respect of the [*].
(iv) At the closing of the sale in connection with the Right of First Refusal, the purchase price shall be offset by the [*]. If no closing occurs due solely to the failure to obtain the Governmental Approvals necessary to satisfy the closing condition in Section 8.01(a) with respect to Schedule 6.04 (Item 2) for such transaction, [*].
ARTICLE XI
GENERAL PROVISIONS
Section 11.01 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 11.02 Extension; Waiver. At any time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 11.03 Notices. All notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or e-mail (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the Party to whom it is given, in each case, at such Party’s address, facsimile number or e-mail address set forth below or such other address, facsimile number or e-mail address as such Party may hereafter specify by notice to the other Party given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or e-mail or like transmission, on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail.
(a) if to Delta, to
Delta Air Lines, Inc.
Dept. 941
1040 Delta Blvd.
Atlanta, GA 30354-1989
Phone: (404) 715-1601
Facsimile: (404) 773-2087
Attention: Executive V.P. — Network Planning & Revenue Management
with a copy to:
Delta Air Lines, Inc.
Dept. 877
1030 Delta Blvd.
Atlanta, GA 30354-1989
Phone: (404) 715-9778
Facsimile: (404) 773-1702
Attention: Senior Vice President — Corporate Strategy and Real Estate
and
Delta Air Lines, Inc.
Dept. 981
1030 Delta Blvd.
Atlanta, GA 30354-1989
Phone: (404) 715-2191
Facsimile: (404) 715-2233
Attention: Senior Vice President and General Counsel

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) if to US Airways, to
US Airways, Inc.
111 W. Rio Salado Parkway
Tempe, AZ 85281
Phone: (480) 693-0800
Facsimile: (480) 693-5932
Attention: Legal Department
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 407-0411
Attention: Peter C. Krupp, Esq.
Kimberly A. deBeers, Esq.
Section 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 11.04 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
Section 11.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other Party.
Section 11.06 Entire Agreement. This Agreement, taken together with the Ancillary Documents and the exhibits and schedules hereto and thereto, and the Non-Disclosure Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated by this Agreement. After the consummation of the applicable Closing, to the extent the Evaluation Material (as defined in the Non-Disclosure Agreement) provided to a Receiving Party (as defined in the Non-Disclosure Agreement) constitutes the applicable Transferred Assets purchased by the Receiving Party pursuant to this Agreement, the confidentiality obligations of the Receiving Party with respect to such Evaluation Material shall no longer apply. This Agreement is not intended to confer upon any Person not a Party hereto (or their successors and permitted assigns), other than the Delta Indemnified Parties and the US Airways Indemnified Parties under Article IX, any rights or remedies hereunder.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 11.07 Governing Law; Jurisdiction.
(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF NEW YORK.
(b) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court located in New York County, State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and process.
Section 11.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by either of the Parties without the prior written consent of the other Party; provided, however, that without any consent hereunder to the extent required under either Party’s credit agreement, this Agreement may be pledged or otherwise assigned to secure the obligations hereunder. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 11.09 Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article X, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy) this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Section 11.10 Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any of the other transactions contemplated by this Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.10.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 11.11 Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales Law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance, provided that the indemnities contained in Sections 9.02(a)(v) and 9.03(a)(v) shall remain in full force and effect.
ARTICLE XII
GUARANTY
Section 12.01 US Airways Parent Guaranty. US Airways Parent, as primary obligor and not merely as surety, hereby unconditionally and irrevocably guarantees the full and timely payment by US Airways of the amounts due under this Agreement as amended or modified from time to time. This is a guarantee of payment and not of collection, and US Airways Parent acknowledges and agrees that this guarantee is full, unconditional and continuing and independent of the payment obligations of US Airways; provided Delta may not require payment by US Airways Parent under this Article XII unless and until there has been a failure to pay by US Airways with respect to such payment obligation with respect to this Agreement after demand therefor in accordance this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event Delta makes a demand upon US Airways Parent pursuant to the terms hereof, US Airways Parent shall be entitled to assert against Delta all defenses available to US Airways to enforcement of US Airways’ underlying payment obligations under this Agreement including all defenses personal to US Airways.

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, Delta and US Airways have duly executed this Agreement, each as of the date first written above.

DELTA AIR LINES, INC.
By:	/s/ Richard H. Anderson
	Name:	Richard H. Anderson
	Title:	Chief Executive Officer

US AIRWAYS, INC.
By:	/s/ W. Douglas Parker
	Name:	W. Douglas Parker
	Title:	Chairman and Chief Executive Officer

AND SOLELY WITH RESPECT TO ARTICLE XII HEREOF US AIRWAYS GROUP, INC.
By:	/s/ W. Douglas Parker
	Name:	W. Douglas Parker
	Title:	Chairman and Chief Executive Officer

[*]	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.